CONFORMED COPY


                               FACILITY AGREEMENT

                                       for

                  (pound)250,000,000 Revolving Credit Facility



                           Eastern Electricity plc                           (1)

                             Chase Manhattan plc                             (2)
                     Lehman Brothers International (Europe)
                        Merrill Lynch Capital Corporation
                             as Joint Lead Arrangers

                          The Chase Manhattan Bank                           (3)
                          Lehman Commercial Paper Inc.
                        Merrill Lynch Capital Corporation
                                 as Underwriters

                          The Chase Manhattan Bank                           (4)
                                 as Issuing Bank

                    Chase Manhattan International Limited                    (5)
                                as Facility Agent



For the Primary Borrower                                  For the Facility Agent
      Norton Rose                                          Lovell White Durrant
         London                                                   London

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                                    CONTENTS

1.   PURPOSE AND DEFINITIONS.................................................  1

2.   THE COMMITMENTS......................................................... 16

3.   THE CONDITIONS.......................................................... 17

4.   ADVANCES UNDER THE FACILITY............................................. 17

5.   INTEREST AND MATURITY PERIODS........................................... 23

6.   REPAYMENT, CANCELLATION AND REDUCTIONS.................................. 25

7.   FEES AND EXPENSES....................................................... 27

8.   PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS........................... 29

9.   REPRESENTATIONS AND WARRANTIES.......................................... 35

10.  POSITIVE UNDERTAKINGS................................................... 37

11.  NEGATIVE UNDERTAKINGS................................................... 41

12.  EVENTS OF DEFAULT....................................................... 45

13.  INDEMNITIES............................................................. 49

14.  UNLAWFULNESS, INCREASED COSTS, ALTERNATIVE INTEREST RATES............... 50

15.  SET-OFF AND PRO-RATA PAYMENTS........................................... 54

16.  ASSIGNMENT, SUBSTITUTION AND LENDING OFFICES............................ 55

17.  FACILITY AGENT.......................................................... 60

18.  POWERS ................................................................. 62

19.  DUTIES ................................................................. 65

20.  EXONERATION............................................................. 66

21.  ENFORCEMENT AND RECOVERIES.............................................. 70

22.  DETERMINATION OF MATTERS................................................ 71

23.  BASIS OF DECISIONS...................................................... 73

24.  MATTERS CONCERNING THE OBLIGORS......................................... 74

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25.  NOTICES AND OTHER MATTERS............................................... 76

26.  GOVERNING LAW AND JURISDICTION.......................................... 79

Schedule 1

The Banks and their Commitments.............................................. 80

Schedule 2

Forms of Drawdown Notice..................................................... 81

Schedule 3

Conditions Precedent......................................................... 83

Schedule 4

Calculation of Additional Cost............................................... 84

Schedule 5

Form of Substitution Certificate............................................. 86

Schedule 6

Form of Deed of Accession.................................................... 89

Schedule 7

Terms of Borrowers' Indemnity................................................ 91

Schedule 8

Terms of Interbank Guarantee and Indemnity................................... 94

Schedule 9

Terms of Guarantee........................................................... 96

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THIS AGREEMENT is made the 21st day of May 1998

BETWEEN:

(1) Eastern Electricity plc a company registered in England and Wales with company number 2366906 as the initial Borrower and initial Guarantor (the "Primary Borrower");

(2) Chase Manhattan plc, Lehman Brothers International (Europe) and Merrill Lynch Capital Corporation as joint lead arrangers;

(3) The Chase Manhattan Bank, Lehman Commercial Paper Inc. and Merrill Lynch Capital Corporation as the original Banks (the "Underwriters");

(4)    The Chase Manhattan Bank as the initial Issuing Bank;

(5)    Chase Manhattan International Limited as the initial Facility Agent.

IT IS AGREED as follows:

1.     PURPOSE AND DEFINITIONS

1.1    Purpose

       This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Primary Borrower and (subject to accession to this Agreement under clause 24) the Additional Borrowers, a multi-currency facility of up to (pound)250,000,000 to be used for such Borrower's general corporate purposes.

       No amounts borrowed under the Facility may be used, directly or indirectly, to give financial assistance for the acquisition of the shares of any Borrower or any holding company of any Borrower.

1.2    Definitions

       In this Agreement, unless the context otherwise requires:

       "Act" means the Companies Act 1985;

       "Additional Borrower" means any member of the Group which becomes a Borrower pursuant to clause 24.1 (Additional Obligors);

       "Additional Cost" means, in relation to any period, a percentage calculated for such period at an annual rate determined in accordance with schedule 4;

       "Additional Guarantor" means any member of the Group which becomes a Guarantor pursuant to clause 24.1 (Additional Obligors) and/or clause
       24.2 (Guarantees from REC Companies);

       "Additional   Obligor"  means  any  Additional   Borrower  or  Additional
       Guarantor;

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       "Advance"  means each  borrowing  made or to be made by way of an advance under the Facility or (as the context requires) the principal amount of that borrowing outstanding at any relevant time;

       "Affected Bank" has the meaning given to it in clause 14.4;

       "Affiliate" means, in relation to any person, any Subsidiary or subsidiary undertaking (as defined in section 258 of the Act) of that person, any holding company of that person and any other Subsidiary or subsidiary undertaking of that holding company;

       "Applicable Fees Rate" means 0.25 per cent. per annum;

       "Applicable Margin" means 0.5 per cent. per annum;

       "Appropriate Accounting Principles" means (i) the accounting principles, policies, standards, practices and bases (being generally accepted in the United Kingdom), as adopted in the last audited accounts of the Primary Borrower published prior to 1 February 1998 and varied so that investments in subsidiaries which are not REC Companies are accounted for on an equity basis or (ii) where any change has been agreed under clause 10.3(c), such accounting principles, standards, practices and bases as have been so agreed;

       "Arrangers" means Chase Manhattan plc, Lehman Brothers International (Europe) and Merrill Lynch Capital Corporation;

       "Auditors"   means  Price   Waterhouse  or  such  other   internationally
       recognised firm of chartered accountants as may be auditors to the REC Group for the time being;

       "Available Commitment" means, in relation to a Bank and save as otherwise provided herein its Commitment at such time less:

       (a)    its Contribution to all Advances at such time;

       (b) its Proportion of the Sterling Amount at that time of the Outstanding Contingent Liabilities under all Letters of Credit then outstanding; and

       (c) its proportion of the Sterling Amount of any amount paid out by the Issuing Bank under a Letter of Credit and not yet reimbursed;

       "Available Facility Amount" means, at any time, the aggregate of the Available Commitments of all the Banks in respect of the Facility at such time;

       "Banking Day" means a day (other than Saturday or Sunday) on which banks are open for business in London and in New York;

       "Banks" means the original banks listed in schedule 1 and includes their successors in title, assignees and Substitutes;

       "Borrowed Money" includes any Indebtedness of any REC Company in respect of (without double counting):

       (a)    borrowed money; or

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       (b)    the  principal  amount  outstanding  in respect of any  debentures
              (within the meaning of Section 744 of the Act) of that person (notwithstanding that the same are or were issued in whole or in
              part  for  a   consideration   other  than  cash)  which  are  not
              beneficially owned by another REC Company; or

       (c) the principal amount raised by that person by acceptances (not being an acceptance in relation to the purchase or sale of goods in the ordinary course of trading) or under any acceptance credit opened by any bank or accepting house on behalf of that person; or

       (d) receivables sold or discounted to the extent of any potential or contingent recourse save for recourse for disputed or ineligible debts or similar rights of recourse typical in a securitisation transaction; or

       (e) the acquisition cost of any asset to the extent payable after the time of acquisition or possession by the party liable where the deferred payment is not normal trade credit, is deferred for a period of more than 90 days or is arranged primarily as a method of raising finance or financing the acquisition of that asset from or through a bank or financial institution, except that, if the deferred payment is amortising, only the amount which remains to be paid shall be taken into account; or

       (f) the nominal amount of any share capital and the principal amount of any debentures or other indebtedness of any other person, the redemption or repayment of which is guaranteed or secured by or is the subject of an indemnity given by that person; or

       (g) any fixed or minimum premium payable on final redemption or repayment of any debenture, share capital or other borrowed moneys falling to be taken into account under the other paragraphs of this definition; or

       (h)    any net liability under any Derivative Transactions; or

       (i)    the capital element of any Finance Leases; or

       (j)    any  amount  raised  under  any  other   transaction   having  the
              commercial effect of a borrowing or entered into primarily as a means of raising finance;

       but does not include items of the type described in (a) to (j) (inclusive) which are owed to a member of the Wider Group or to another REC Company;

       "Borrowers" means the Primary Borrower and each other member of the Group which has become an Additional Borrower and "Borrower" means any one of them;

       "Change in Control" shall be deemed to have occurred if:

       (a) any person or group of related persons (other than the Parent, any Subsidiary of the Parent, or any pension, savings or other employee benefit plan for the benefit of employees of the Parent and/or any Subsidiary of the Parent) shall have acquired beneficial ownership of more than 30% of the outstanding Voting Shares of the Parent (within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 of the United States of America, as amended, and the applicable rules and regulations thereunder); provided that a Change in Control shall not be deemed to have occurred if such acquisition has been approved, prior to the Parent Acquisition Date and the date on which any tender offer for Voting Shares of the Parent was commenced, by a majority of the Disinterested Directors of the Parent; or

       (b) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who on the first day of such period were directors of the Parent (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the board of directors of the Parent;

       "Commitment" means, in relation to a Bank at any relevant time, the amount set opposite its name in schedule 1 and/or, in the case of a Substitute, the amount novated in relation to the Facility as specified in the relevant Substitution Certificate, as reduced, in each case, by any relevant term of this Agreement;

       "Contribution" means, in relation to a Bank, the principal amount of any or all (as the context requires) of the Sterling Amount of Advances owing to such Bank at any relevant time;

       "Deed of Accession" means an accession certificate (by way of deed) in the form or substantially the form of schedule 6 and entered into or to be entered into by the Facility Agent and an Additional Guarantor as an acceding Guarantor and, in certain cases, an Additional Borrower as an acceding Borrower;

       "Default" means any Event of Default or any event or circumstance which in the reasonable opinion of the Majority Banks would reasonably be expected, upon the giving of a notice by the Facility Agent and/or the expiry of the relevant period and/or the fulfilment of any other condition (in each case as specified in clause 12.1), to constitute an Event of Default;

       "Derivatives Transaction" means a contract, agreement or transaction which is:

       (a) a rate swap, basis swap, forward rate transaction, equity (or equity or other index) swap or option, bond option, interest rate option, foreign exchange transaction, cap, collar or floor, currency swap, currency option or any other similar transaction; and/or

       (b)    any combination of such transactions,

       in each case, whether on-exchange or otherwise;

       "Director General" means the person appointed from time to time by the Secretary of State to hold office as the Director General of Electricity Supply for the purposes of the Electricity Act;

       "Disinterested Director" shall mean any member of the board of directors of the Parent who:

       (a) is not affiliated, directly or indirectly, with, or appointed by, a person or group of related persons (other than the Parent, any Subsidiary of the Parent, or any pension, savings or other employee benefit plan for the benefit of employees of the Parent and/or any Subsidiary of the Parent) acquiring the beneficial ownership of more than 30% of the outstanding Voting Shares of the Parent (within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 of the United States of America, as amended, and the applicable rules and regulations thereunder); and

       (b) either was a member of the board of directors of the Parent prior to the Parent Acquisition Date or was recommended for election by a majority of the Disinterested Directors in office prior to the Parent Acquisition Date;

       "Distribution Business" means the business conducted as at the date of this Agreement by the Primary Borrower (and as that business may subsequently be conducted by the REC Group), in or ancillary to the distribution (whether for a REC Company's own account or that of any other party) of electricity through any REC Company's distribution system and includes any business of providing connections to any REC Company's distribution system;

       "double taxation treaty" means any convention or agreement between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains;

       "Drawdown Date" means the date on which an Advance is, or is to be, made;

       "Drawdown Notice" means, in respect of a Facility, a notice substantially in the terms of the relevant Part of schedule 2;

       "Effective  Date" means the date on which the  requirements  of Part A of
       Schedule 3 are satisfied in accordance with clause 3;

       "Electricity Act" means the Electricity Act 1989;

       "Environmental Claim" means any claim, prosecution, demand, action, official warning, abatement, penalty or other order (conditional or otherwise) arising as a result of or in connection with any Environmental Matter against any member or former member of the Group and including any formal written notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law;

       "Environmental Laws" means all or any laws, statutes, rules, regulations, treaties, directives, by-laws, statutory codes of practices, circulars, guidance notes, orders, notices and demands, decisions of the courts or anything like any of the foregoing of any Government Entity or any other body whatsoever in any jurisdiction or the European Union relating to Environmental Matters and includes the Environmental Protection Act 1990 and the Environment Act 1995;

       "Environmental Licence" means any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law;

       "Environmental Matters" means:

       (a) the generation, deposit, disposal, escape, keeping, treatment, transportation, transmission, handling, importation, exportation, processing, collection, sorting, presence or manufacture of any "waste" (as defined in the Environmental Protection Act 1990 or in any other Environmental Laws), or any Relevant Substance which gives rise to a risk of causing harm to man or any other living organism supported by the environment, or damaging the environment or public health or, for so long as any member of the Group shall be engaged in the Generation Business, welfare;

       (b)    nuisance, noise, health and safety at work or elsewhere; and

       (c) the pollution, conservation or protection of the environment (both natural and built) or of man or any living organisms supported by the environment or any other matter whatsoever affecting the environment or any part of it;

       "Euro" means the single currency of participating member states (so described in any legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency);

       "Event of Default" means any of the events or circumstances described in clause 12.1;

       "Excluded  Business"  means any  business  (other  than the  Distribution
       Business or Supply Business) which the Director General or other competent authority may determine (by modification to the Licence or otherwise) should not be operated within the REC Group;

       "Expiry Date" means the date stated in a Letter of Credit to be its expiry date or (if later) the latest date on which demand may be made under it;

       "Facility" means the facility granted by the Banks to the Borrower in accordance with clause 2.1;

       "Facility Agent" means Chase Manhattan International Limited of 125 London Wall, London EC2Y 5AJ or such other person as may be appointed Facility Agent for the Banks pursuant to clause 17;

       "Facility Office" means, in relation to the Facility Agent or any Bank, the office identified in Schedule 1 (or, in the case of a Substitute, at the end of the Substitution Certificate to which it is a party as a Substitute) or such other office as it may from time to time select provided written notice thereof has been given by the Facility Agent or such Bank to the Primary Borrower;

       "Fee Letter" means the fee letter referred to in clause 7.1, in the agreed form;

       "Fee Payment Date" means each of the dates falling at three monthly intervals after the date of this Agreement;

       "Final Repayment Date" means 2 March 2003;

       "Finance Documents" means this Agreement, any Deed of Accession, any L/C-Related Documents, any Guarantee, each Drawdown Notice and the Fee Letter;

       "Finance Lease" means any lease under which a REC Company is the lessee which is or should be treated as a finance or capital lease under the Appropriate Accounting Principles (and includes any hire purchase contract or other arrangement which is or should be similarly treated);

       "Finance Parties" means the Facility Agent, the Issuing Bank, the Arrangers, the Banks and (as the context requires) "Finance Party" means any one of them;

       "Finance Period" means the period from the date of this Agreement until the date on which the Facility Agent confirms that neither the Finance Parties nor any Obligor has any actual or contingent liabilities or obligations under any of the Finance Documents;

       "Financial  Covenants"  means  the  financial   undertakings  in  clauses
       10.3(a);

       "Financial Definitions" means the definitions of Operating Profit and Net Interest Expense;

       "Generation Business" means the business of the Group (if any) in or ancillary to the generation of electricity (whether for its own account or that of any other party);

       "Government Entity" means and includes (whether having a distinct legal personality or not) any supra-national, national or local government authority, regulatory body, central bank, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member of or whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant and (if the context requires) which, in relation to Environmental Matters, has regulatory or administrative authority under Environmental Laws;

       "Group" means the Primary Borrower and all its Subsidiaries from time to time;

       "Guarantee" means the guarantee set out in schedule 9 to be given by each Guarantor and "Guarantees" shall be construed accordingly;

       "Guarantors" means the Primary Borrower and each Additional Guarantor, which in each case has not been released from such Guarantee and "Guarantor" means any one of them;

       "Half-year Periods" means the financial periods of the REC Group ending on 31 March and 30 September in each year;

       "Indebtedness" means any obligation of a person for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

       "Issue" means with respect to any Letter of Credit, to issue or extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued", "Issuing" and "Issuance" have corresponding meanings;

       "Issue Date" means in relation to a Letter of Credit, the date on which that Letter of Credit was Issued, or, as the context requires, is to be Issued under clause 4.2 (Issue of Letters of Credit);

       "Issuing Bank" means The Chase Manhattan Bank or any alternative Bank which has been notified to the Primary Borrower by the Facility Agent as the issuer of any Letter of Credit in accordance with the terms of this Agreement;

       "L/C-Related Documents" means each Letter of Credit, any Drawdown Notice or other application for a Letter of Credit and any other document relating to any Letter of Credit;

       "Letter of Credit" means a letter of credit or a bank guarantee (as the case may be) Issued or to be Issued by the Issuing Bank on the terms of this Agreement;

       "LIBOR" means, in relation to any Advance or unpaid sum, the rate per annum determined by the Facility Agent to be equal to:

       (a) the offered rate (if any) appearing on page 3740 or page 3750 of the Telerate screen, or such other pages as may replace such page of the Telerate screen, which displays

              British Bankers Association Interest Settlement Rates for deposits in the currency in which such Advance or unpaid sum is denominated and for the specified period (where "specified period" means the Interest Period or Maturity Period of such Advance or, as the case may be, the period for which LIBOR falls to be determined in relation to such unpaid sum); or

       (b) if the Telerate screen is generally inaccessible or if the relevant rate does not appear on page 3740 or page 3750 or such other page as may replace such page of the Telerate screen, the arithmetic mean (rounded upwards, if not already such a multiple, to four decimal places) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to leading banks in the London inter-bank market deposits in which such Advance or unpaid sum is denominated and for the specified period, in each case at or about 11.00 am on the Quotation Date for such period;

       "Licences" means those licences granted by the Secretary of State:

       (a) under section 6 of the Electricity Act authorising the Primary Borrower to carry on the Distribution Business and supply of electricity and any activities ancillary thereto;

       (b) being replacement Licence or Licences granted from time to time to any REC Company (or, if more than one, the most recent such replacement), as amended and/or extended from time to time;

       "Licence Undertaking" means any and each undertaking or assurance given to the Director General or the Secretary of State concerning the management and/or ownership of and/or other matters concerning the REC Group;

       "Majority Banks" means subject to clause 23 at any relevant time Banks:

       (a) the aggregate of whose Contributions to the Facility exceeds 662/3 per cent. of the Total Contributions in respect of the Facility; or

       (b) (if no principal amounts are outstanding under this Agreement) the aggregate of whose Commitments in respect of the Facility exceeds 662/3 per cent. of the Total Commitments in respect of the Facility but so that if at such time the Total Commitments in respect of the Facility have been reduced to zero references to a Bank's Commitment in relation to the Facility shall be construed as amongst the Finance Parties (and not so as to give any rights to any other person) as a reference to that Bank's Commitment in relation to the Facility immediately prior to such reduction to zero;

       "Material Adverse Effect" is a reference to:

       (a) something having a material adverse effect on the ability of any Obligor to perform its payment or Financial Covenant obligations under any of the Finance Documents; or

       (b) something (other than the Reservations) which results in any of the Finance Documents not being legal, valid and binding on, or enforceable in accordance with their terms against, any Obligor in a manner and to an extent reasonably considered by the Majority Banks to be materially adverse to the interests of the Banks;

       "Maturity Date" means, in relation to any Advance, the last day of the period for which that Advance is drawn down;

       "Maturity Period" means, in relation to any Advance, the period beginning on its Drawdown Date and ending on its Maturity Date;

       "month" or "months" means a period beginning in one calendar month and ending in the relevant later calendar month on the day numerically corresponding to the day of the calendar month in which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such later calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in such later calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "monthly" shall be construed accordingly;

       "Net Interest Expense" means, in respect of the preceding two Half-year Periods, the aggregate interest paid or payable less interest received or receivable by the REC Group during that period of the type which would appear as "Net Interest" in the audited accounts of the REC Group applying the Appropriate Accounting Principles applied in preparation of the audited accounts of the REC Group;

       "Obligors" means the Primary Borrower and each Additional Obligor and "Obligor" means any one of them;

       "Operating Profit" means, in respect of the preceding two Half-year Periods, the pre-tax profit of the REC Group of the type which appears as "Profit on ordinary activities before taxation" in the accounts of the REC Group (after adding back any Net Interest Expense during that year) for that period, all as calculated in accordance with the Appropriate Accounting Principles applied in preparation of the audited accounts of the REC Group;

       "Optional Currency" means any currency (other than Sterling) which is freely transferable and freely convertible into Sterling;

       "Outstanding Contingent Liabilities" at any time under a Letter of Credit means the face value of that Letter of Credit at that time in accordance with its express provisions less:

       (a) the aggregate amount of any cash cover (not including any cash cover lodged by any Bank) held in relation to that Letter of Credit at that time; and

       (b) (save to the extent that this is taken into account in the express provisions of that Letter of Credit or unless the context otherwise requires) the aggregate of all payments made by the Issuing Bank, pursuant to demands made under that Letter of Credit on or prior to such time, for which it has been reimbursed by the relevant Borrower;

       or such lesser amount as the Facility Agent and the Issuing Bank may agree in good faith represents the maximum liability of the Issuing Bank in respect thereof;

       "Parent" means Texas Utilities Company whose principal place of business is at 1601 Bryan Street, Dallas, Texas, 75201;

       "Parent Acquisition Date" shall mean the date as of which a person or group of related persons first acquires more than 30% of the outstanding Voting Shares of the Parent (within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 of the United States of America, as amended, and the applicable rules and regulations thereunder);

       "Permitted Security Interest" means a Security Interest created by any REC Company being any of the following, namely:

       (a) any lien arising solely by operation of law in the ordinary course of business and securing amounts not more than 90 days overdue or which are being contested with due diligence and in good faith, and other liens agreed to in writing by the Majority Banks;

       (b) any Security Interest existing on or over the assets of any REC Company as at the Effective Date (or which any REC Company is obliged to create under a contract existing at such date), but only if:

              (i) the maximum principal amount of the indebtedness secured by the Security Interest is not increased after the Effective Date; and

              (ii) any such Security Interest which is created between 2 March 1998 and the Effective Date is discharged within 180 days after the Effective Date (unless the Security Interest was created pursuant to an obligation existing as at 2 March
                     1998);

       (c) any Security Interest existing on or over an asset acquired by any REC Company after the date of this Agreement, but only if:

              (i) the Security Interest was not created in contemplation of the acquisition; and

              (ii) the maximum principal amount of the indebtedness secured by the Security Interest is not subsequently increased;

       (d) any Security Interest over any asset acquired by any REC Company after the date of this Agreement as security for Indebtedness incurred to finance or refinance (within 6 months of the acquisition) all or part of the consideration for the acquisition of that asset, provided that the Indebtedness secured by Security Interests under this subclause (d) shall not exceed (pound)250,000 in aggregate at any time;

       (e)    any Security Interest arising over

              (i) accounts with any bank or financial institution as a result of netting and set-off arrangements existing with such person to the extent that such arrangements are in support of net overdraft facilities extended by such person; or

              (ii) documents of title to goods and insurances under trade finance facilities provided to any REC Company as part of the REC Group's normal day to day banking business;

       (f) any Security Interest over goods purchased in the ordinary course of business arising by virtue of the supplier's retention of title clause in its standard conditions of supply to secure only the purchase price of the goods;

       (g) so far as they relate to netting, settlement or pooling arrangements or as required by the regulatory framework or arrangements in which the relevant business operates, any Security Interest arising under the Relevant Arrangements;

       (h) any Security Interest arising under the terms of Derivatives Transactions or as a result of trading of shares or other securities where such Security Interest arises under the rules of the relevant exchange or clearing system;

       (i) any Security Interest constituted by a Finance Lease if the capital value of such Finance Lease would be permitted under this Agreement as Borrowed Money under clause 11.1(b); and

       (j) any Security Interests (other than any Security Interest permitted by sub-paragraphs (a) to (i) above) securing indebtedness not exceeding in aggregate (pound)10,000,000 or its equivalent in other currencies at any time;

       "Pooling and Settlement Agreement" means the pooling and settlement agreement dated 30 March 1990 made between REC and the National Grid Company Plc and others setting out the rules and procedures for the operation of an electricity trading pool and of a settlement system in England and Wales;

       "Proportion" means, in relation to a Bank, the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero);

       "Qualifying Bank" means:

       (a)    a person which:

              (i) is a bank within the meaning of Section 840A of the Income and Corporation Taxes Act 1988;

              (ii) will be beneficially entitled to any interest to be paid to it (as a Bank) under this Agreement; and

              (iii) is within the charge to United Kingdom corporation tax as respects such interest,

              except that, if Section 349 or Section 840A of the Income and Corporation Taxes Act 1988 is repealed, modified, extended or re-enacted, the Facility Agent may at any time and from time to time (after consultation with the Primary Borrower and the Banks) amend this paragraph (a) in such manner as it may determine acting reasonably to be appropriate by giving notice of the amended paragraph (a) to the Primary Borrower and the Banks and, so far as practicable to put the Banks in the same position as they would otherwise have been in; or

       (b)    a Treaty Lender;

       "Quotation Date" means, in relation to an Interest Period, Maturity Period or other period for which LIBOR is to be determined, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period, Maturity Period or other period;

       "REC Companies" means the Primary Borrower initially, together with any other members of the Group carrying on the whole, or part of, the Distribution Business or Supply Business and/or holding any assets used to carry on the whole, or part of, the Distribution Business or Supply Business and/or licensed under the Act to carry on the whole, or part of, the Distribution Business or Supply Business, each being a "REC Company";

       "REC Group" means the REC Companies from time to time;

       "Recovering Bank" has the meaning given to that term in clause 15.2;

       "Reference Banks" means The Chase Manhattan Bank and any two other banks selected by the Facility Agent with the consent of the Primary Borrower (which is not to be unreasonably withheld), or if any of them cease to so act, such other bank or banks selected by the Facility Agent in accordance with clause 23.7;

       "Related Persons" each of the Facility Agent, the Issuing Bank, any successor Facility Agent, or Issuing Bank arising under clause 17, the Arrangers and the Underwriters, together with their respective Affiliates and the officers, directors, employees, agents, trustees and attorneys-in-fact of such persons and Affiliates;

       "Relevant Arrangements" means any arrangements under or in connection with pooling and settlement agreements or agreements of the electricity distribution and/or supply industry or energy trading business (including the Pooling and Settlement Agreement) or in connection with any transactions or arrangements entered into in the ordinary course of its business in a form usual in any such industry or business;

       "Relevant Substance" means any radioactive emissions, radiation, noise, any natural or artificial substance whatsoever (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) and includes, without limitation, "waste" (as defined in the Environmental Protection Act 1990 or in any equivalent legislation or regulation in force in any jurisdiction in which any REC Company owns property or assets or carries on any business or operations);

       "Reservations" means (a) the principle that equitable remedies may be granted or refused at the discretion of the court, (b) the limitation on enforcement by laws of general application relating to insolvency, liquidation, reorganisation, court schemes or administration, (c) the time barring of claims under the Limitation Act 1980 and (d) the possibility that an undertaking to assume liability for or to indemnify against non-payment of UK stamp duty may be void;

       "Secretary of State" means the Secretary of State for Trade and Industry from time to time or such other person as may for the time being be fulfilling the functions of the Secretary of State under the Electricity Act;

       "Security Interest" means any mortgage, pledge, lien, charge, assignment, right of set-off, arrangement for retention of title, hypothecation or security interest, or any other agreement or arrangement having the effect of conferring security or a security interest, or any agreement to sell or otherwise dispose of any asset on terms whereby such asset is acquired or reacquired by any REC Company;

       "Spot Rate" means, in respect of any sum denominated in any currency other than Sterling at any date, the Facility Agent's spot rate of exchange for purchase of that sum in that currency in the London foreign exchange market with Sterling at or about 11.00 am on that date for delivery of such sum two Banking Days thereafter;

       "Sterling" and "(pound)" mean the lawful currency for the time being of the United Kingdom and in respect of all payments to be made under this Agreement in Sterling mean immediately available, freely transferable cleared funds;

       "Sterling Amount" means:

       (a) in respect of Outstanding Contingent Liabilities, the sum of the amount in Sterling of the Outstanding Contingent Liabilities under Letters of Credit denominated in Sterling and the amount of Sterling required to purchase the currency amount of the Outstanding Contingent Liabilities under Letters of Credit denominated in each other currency at the Spot Rate at that time and so that such Sterling Amount shall be recalculated by the Facility Agent:

              (i)    in any event, on every Quarter Date; and

              (ii) on each date on which the Majority Banks request the Facility Agent to do so in accordance with the provisions of clause 4.10 (Currency Fluctuations);

              and any recalculated amount under paragraph (a) and (b) above shall thereupon and until the next recalculation required by this Agreement constitute the relevant Sterling Amount for all purposes of this Agreement;

       (b) in respect of each Advance, if such Advance is denominated in Sterling, the amount of the Advance requested in the Drawdown Notice relating to the Advance, or, in the case of an amount of an Advance denominated in an Optional Currency the amount of Sterling required to purchase such amount calculated at the Spot Rate on the Quotation Date in each case as reduced by the amount (if any) of such Advance which has been repaid;

       "Subsidiary" means:

       (a)    a subsidiary within the meaning of section 736 of the Act; and

       (b) for the purposes of the definition of "Affiliate" and "Group" and clauses 10.1(a), 10.3, 20.6 and schedule 6 only, a subsidiary undertaking within the meaning of section 258 of the Act;

       "Substitute" has the meaning given to that term in clause 16.3;

       "Substitution Certificate" means a certificate substantially in the terms of schedule 5;

       "Supply Business" means, in the case of each REC Company, its authorised business as a public electricity supplier in the authorised area as such terms are used in its Public Electricity Supply licence from time to time;

       "Syndication Date" means the date as determined by the Arrangers and notified by them to the Primary Borrower on which syndication of the Facilities has been fully completed;

       "Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature including without limitation any interest or penalties payable in connection with any failure or delay in paying any of the same and "Taxation" shall be construed accordingly;

       "Total Commitments" means, at any relevant time, and save as otherwise provided herein, the total of the Commitments of all the Banks in respect of the Facility at such time;

       "Total Contributions" means, in respect of the Facility, the total of the Contributions of all the Banks in respect of the Facility at such time;

       "Treaty Lender" means a person which is resident (as such term is defined in the appropriate double taxation treaty) in a country with which the United Kingdom has a double taxation treaty giving residents of that country complete exemption from the imposition of any withholding or deduction for or on account of United Kingdom Taxes on interest (and which does not carry on business in the United Kingdom through a permanent establishment with which the Indebtedness under this Agreement in respect of which the interest is paid is effectively connected);

       "Utilisation" means the making of an Advance or the Issue of a Letter of Credit;

       "Voting Shares" means outstanding shares of capital stock of any class of the Parent entitled to vote in the election of directors, excluding shares entitled so to vote only upon the happening of some contingency; and

       "Wider Group" means TU Finance (No.1) Limited and all its Subsidiaries from time to time (other than any REC Company).

1.3    Headings

       Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4    Construction of certain terms

       In this Agreement, unless the context otherwise requires:

       (a) references to clauses and schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

       (b) references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement (including any Substitution Certificate), that provision or that document as in force for the time being and as from time to time amended, novated or supplemented in accordance with its terms, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Facility Agent;

       (c) references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any Government Entity;

       (d) references to an "authorisation" mean and include any consent, authorisation, licence, approval and permit;

       (e) words importing the plural shall include the singular and vice versa;

       (f)    references to a time of day are to London time;

       (g) references to a "person" shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any of its agencies;

       (h) references to "assets" include all or part of any business, undertaking, real property, personal property, shareholdings, assets, revenues, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;

       (i) references to the "equivalent" of an amount specified in a particular currency (the "specified currency amount") shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about 11 a.m. on the day on which the calculation falls to be made for spot delivery, as conclusively determined by the Facility Agent (with the relevant exchange rate of any such purchase being the "spot rate");

       (j) references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended;

       (k) references to documents being in the "agreed form" mean documents initialled by both Lovell White Durrant (on behalf of the Facility Agent and the Arrangers) and Norton Rose (on behalf of the Obligors), or otherwise in the form required by the Facility Agent;

       (l) references to "VAT" are to be construed as including references to any similar Tax;

       (m) "including" and "in particular" shall not be construed restrictively but shall mean "including, without prejudice to the generality of the foregoing" and "in particular, but without prejudice to the generality of the foregoing" respectively;

       (n) references to documents being "certified copies" mean copies certified as being true, complete and up-to-date copies as of a date no earlier than the date of this Agreement by an officer of the Primary Borrower who is at such time duly authorised to execute or certify such documents on behalf of the Primary Borrower;

       (o) "arms-length terms" means on terms which are fair and reasonable to the relevant REC Company and no more or less favourable to the other party to the relevant transaction than could reasonably be expected to be obtained in a comparable transaction with a person unconnected with the REC Group;

       (p) references to "holding company" and "wholly-owned subsidiary", save as otherwise defined, shall bear the same meaning as in section 736 of the Act, as if extended to bodies corporate wherever incorporated;

       (q)    a Letter of Credit being "repaid" or "prepaid" is effected by:

              (i) providing the Issuing Bank with cash cover in the currency in which that Letter of Credit is denominated;

              (ii) reducing (in accordance with the terms of this Agreement and the relevant Letter of Credit) the amount that may be demanded under that Letter of Credit (or by such amount automatically reducing in accordance with the terms of the relevant Letter of Credit); or

              (iii) cancelling that Letter of Credit by returning the original to the Issuing Bank together with written confirmation (in form and substance satisfactory to the Issuing Bank) from the beneficiary that the Issuing Bank has no further liability under that Letter of Credit.


2.     THE COMMITMENTS

2.1    The Facilities

       The Banks, relying upon each of the representations and warranties in clause 9 and upon and subject to the conditions hereof, agree to make available to the Primary Borrower and (subject to accession to this Agreement under clause 24) the Additional Borrowers, a revolving advance and letter of credit facility in an aggregate principal amount of (pound)250,000,000.

       The obligations of each Bank under this Agreement shall be to participate in each Utilisation in the proportion which its Commitment in respect of the Facility bears to the Total Commitments in respect of the Facility but so that no Bank shall be under any obligation to participate in a Utilisation if and to the extent its Commitment in respect of the Facility would thereby be exceeded.

2.2    Finance Parties' obligations several

       The obligations of each Finance Party under this Agreement are several; the failure of any Finance Party to perform such obligations shall not relieve any other Finance Party or any Obligor of any of their respective obligations or liabilities under this Agreement nor shall any Finance Party be responsible for the obligations of any other Finance Party under this Agreement.

2.3    Finance Parties' interests several

       Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Finance Parties are several and the amount due to each of the Finance Parties (for its own account) is a separate and independent debt. Without prejudice to any other provision of this Agreement (including any requirement for action to be approved or instigated by, or with the consent or approval of, the Majority Banks) each of the Finance Parties shall have the right to protect and enforce its rights to amounts which have become due and payable to it under this Agreement and it shall not be necessary for any other Finance Party to be joined as an additional party in any proceedings for this purpose.

3.     THE CONDITIONS

3.1    Documents and evidence

       No Drawdown Notice may be delivered until the Facility Agent, or its duly authorised representative, shall have received the documents and evidence specified in Schedule 3, in each case in form and substance satisfactory to the Facility Agent which the Facility Agent shall, once it is so satisfied, confirm in writing to the Primary Borrower.

3.2    General conditions precedent

       Each Utilisation is subject to the further conditions that at the date of each Drawdown Notice and on each Drawdown Date and Issue Date:

       (a) the applicable representations and warranties set out in clause 9 are true and correct on and as of each such date as if each were made with respect to the facts and circumstances existing at such date; and

       (b) no Default shall have occurred and be continuing or would result from the making of such Utilisation,

       but this clause 3.2 shall not prevent the rollover of an existing Advance (without increasing the amount thereof) or the refinancing of an amount payable under a maturing Letter of Credit by an Advance in each case for a Maturity Period of no more than one month at any time when no Event of Default has occurred and is continuing.

3.3    Waiver of conditions precedent

       The conditions specified in this clause 3 are inserted solely for the benefit of the Banks and may be waived on their behalf in whole or in part and with or without conditions by the Facility Agent acting on the instructions of the Majority Banks in respect of any Utilisation.


4.     ADVANCES UNDER THE FACILITY

4.1    The Facility

       (a)    Drawdown

              Subject to the terms and conditions of this Agreement, Advances shall be made to the relevant Borrower following receipt by the Facility Agent from the relevant Borrower of an appropriately completed Drawdown Notice in the form set out in Part A of
              Schedule 2 relating to the Facility not later than 11 a.m. one Banking Day, in the case of a Sterling Advance, and three Banking Days otherwise, before the proposed Drawdown Date.

       (b)    Amount

              Each Drawdown Notice delivered to the Facility Agent pursuant to clause 4.2(a) shall be irrevocable and shall specify:

              (i) the proposed Drawdown Date, which shall be a Banking Day falling prior to the Final Repayment Date;

              (ii) the currency of denomination of the Advance (being Sterling or an Optional Currency);

              (iii) the amount of the Advance, which shall be of (pound)10,000,000 or any larger sum which is an integral multiple of (pound)5,000,000 (or if such Advance is to be denominated in an Optional Currency, an integral multiple of 1,000,000 of the largest currency unit of that Optional Currency but in an amount at least the equivalent of (pound)5,000,000) or, if less, the Available Facility Amount in respect of the Facility on the relevant Drawdown Date;

              (iv) the Maturity Period which shall be of 1, 2, 3 or 6 months (or such other period as the Facility Agent, acting on the instructions of the Majority Banks, shall agree) ending not later than the Final Repayment Date;

              (v) the account to which the proceeds of the proposed Advance are to be paid.

       (c)    Number of Advances

              There shall be no more than 20 Advances outstanding at any time, and not more than one Advance may be made in any period of 5 consecutive Banking Days.

       (d)    Calculation of Available Commitment

              For the purpose of calculating the Available Commitment, the Outstanding Contingent Liabilities under a Letter of Credit will initially be its Sterling Amount on the Issue Date, subject to recalculation by the Facility Agent in accordance with the definition of "Sterling Amount" and clause 4.10 (Currency Fluctuations).

       (e)    Cancellation on the Final Repayment Date

              Without prejudice to any other provision of this Agreement, the Total Commitments under the Facility shall in any event be reduced to zero on the Final Repayment Date in respect of such Facility and no Advance may be drawn by the Borrowers under the Facility thereafter.

       (f)    Unavailability of Optional Currency

              If a Borrower requests that an Advance be denominated in an Optional Currency during its Maturity Period as provided in Clause 4.1(b)(ii), and:

              (i) no later than 10.00 a.m. on the Quotation Date for such Advance, any Bank or Banks (an "Affected Bank") notifies the Facility Agent (providing detailed reasons and justification therefor) that it is not able to comply with such request; or

              (ii) no later than 11.00 a.m. on the Quotation Date for such Advance, the Agent notifies the relevant Borrower and the Banks that by reason of circumstances affecting the London Interbank Market generally it is not feasible for such Advance to be made in such Optional Currency or, as the case may be, denominated in such Optional Currency for the relevant Maturity Period;

              (iii) to give effect to such request would cause the Advances under the Facility to be denominated in more than four Optional Currencies,

              then:

                     (aa) if the circumstances in paragraph (i) above only apply, the relevant Borrower and the Facility Agent shall agree to adjust the amount of such Advance to exclude the participation therein of the Affected Bank or Banks and the Affected Bank or Banks shall make a separate Advance in Sterling in the amount of their scheduled participation in such Advance Provided always that the Maturity Period thereof ends on the same day as the Maturity Period of such Advance; and/or

                     (bb) if the circumstances in (ii) and/or (iii) apply, such Advance shall not be made unless the relevant Borrower and the Banks otherwise agree, or the relevant Borrower specified in the Drawdown Notice in respect of such Advance that such Revolving Advance should be denominated in Sterling in such circumstances in which case such Advance shall be made in Sterling in the Sterling Amount relating to such Advance.

4.2    Issue of Letters of Credit

       Subject to the provisions of this Agreement and to the prior delivery of the notice referred to in clause 4.1(a), the Issuing Bank will Issue a Letter of Credit specified in a Drawdown Notice at the request of a Borrower, if the Agent has received the Drawdown Notice for a Letter of Credit in the form set out in Part B of schedule 2 (Letters of Credit) signed on behalf of such Borrower not later than 11.00 am five Banking Days prior to the proposed Issue Date; and

       (a) the proposed Issue Date is a Banking Day on or before the Final Repayment Date;

       (b) the face value of each Letter of Credit is a minimum Sterling Amount of (pound)250,000;

       (c) the Expiry Date falls on or before the earlier of 12 months from the Issue Date and the Final Repayment Date;

       (d) the Issuing Bank and (if different) the Facility Agent has agreed its terms;

       (e) the Sterling Amount of the Letter of Credit requested does not exceed the Available Facility Amount in respect of the Facility;

       (f) after such Issue, there will be no more than twenty Letters of Credit outstanding;

       (g) no order, judgment or decree of any Governmental Entity or arbitrator shall be outstanding which by its terms purports to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, nor shall any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Entity with jurisdiction over the Issuing Bank prohibit, or request that the Issuing Bank refrain from, the Issuance of Letters of Credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder and which is not in effect on the date of this Agreement), or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement and which the Issuing Bank in good faith deems material to it;

       (h) the currency in which the relevant Letter of Credit is to be denominated is, in the opinion of the Issuing Bank, not likely to be subject to undue fluctuation against Sterling and is likely to be freely convertible and available in sufficient amounts to enable the Issuing Bank to discharge its obligations as they fall due;

       (i) the Issuing Bank has approved (and been approved by) the relevant beneficiary; and

       (j)    the  total   Sterling   Amount  of  all   Outstanding   Contingent
              Liabilities under all Letters of Credit then outstanding would not exceed (pound)100,000,000.

4.3    Advances generally

       (a) A Drawdown Notice (or notice purporting to be such) shall only be effective if it complies with this Agreement and only upon actual receipt by the Facility Agent and, once given, shall be irrevocable.

       (b) As soon as practicable after receipt of each Drawdown Notice complying with this Agreement the Facility Agent shall notify each Bank of such receipt and of the date on which the proposed Advance is to be made and of the relevant Interest Period or, as the case may be, the relevant Maturity Period and each Bank shall on such Drawdown Date or, the case may be, on the first day of the relevant Interest Period participate in such Advance by making available to the Facility Agent its portion of such Advance in accordance with clause 8.2 (Payments by the Banks).

4.4    Application of proceeds

       Without prejudice to the Borrowers' obligations under clause 1.1(a), none of the Finance Parties shall have any responsibility for the application of the proceeds of any Utilisation by the relevant Borrower.

4.5    Letters of Credit

       (a) Issuing Bank as principal: the Issuing Bank will act as principal of each Letter of Credit Issued by it and each Bank will counter-indemnify the Issuing Bank in respect of the Outstanding Contingent Liabilities thereunder in the relevant Proportion;

       (b) Borrower's Authorisation and Indemnity: the relevant Borrower unconditionally and irrevocably:

              (i) authorises the Issuing Bank to comply with any demand which appears to be duly made by a third party in respect of a Letter of Credit without any further reference to the relevant Borrower on the terms set out in Schedule 7 (Terms of Borrower's Indemnity);

              (ii) agrees that its authorisation under clause 4.5(b)(i) and its indemnity under clause 4.5(b)(iv) shall remain in full force and effect and shall not be discharged until such date as the Facility Agent (acting on the instructions of the Issuing Bank) shall notify the relevant Borrower that it is satisfied (acting reasonably) that the Issuing Bank remains under no liability (actual or contingent) in respect of any Letter of Credit;

              (iii) agrees that each Letter of Credit is Issued subject to and with the benefit of the provisions of Schedule 7 (Terms of Borrower's Indemnity); and

              (iv) if a Finance Party suffers any liabilities, damages, costs, expenses, losses and charges whatsoever in relation to or arising out of any Letter of Credit Issued or clause 4.6 (Banks' Guarantee and Indemnity), the benefit of Schedule 7 (Terms of Borrower's Indemnity) shall extend to such Finance Party. The relevant Borrower may finance a payment under such indemnity by drawing down an Advance if it is then entitled to do so in accordance with the terms of this Agreement.

4.6    Banks' Guarantee and Indemnity

       Each Bank hereby irrevocably and unconditionally:

       (a) subject to clause 4.6(b), guarantees to and indemnifies on the terms set out in Schedule 8 (Terms of Interbank Guarantee and Indemnity) the Issuing Bank severally in its Proportion and on demand by the Issuing Bank, the due and punctual performance by the relevant Borrower of all its obligations in respect of each Letter of Credit Issued by the Issuing Bank;

       (b) if it is not permitted by its constitutional documents or any applicable law to grant guarantees, agrees that, upon any failure of the relevant Borrower to make timely payment of any amount due in respect of a Letter of Credit, such Bank shall take (and upon the occurrence of an Event of Default specified in clauses 12.1(e) to (n) (Events of Default) shall be deemed to have taken without any further action, as of the Issue Date of each outstanding Letter of Credit), an undivided participating interest from the Issuing Bank in each Letter of Credit outstanding at such time in a proportion equal to such Bank's Proportion. Each Bank shall hold the Issuing Bank harmless and indemnify the Issuing Bank for such Bank's proportionate share of any drawing under any Letter of Credit in which it has taken an undivided participating interest under this clause 4.7;

       (c) as a separate and independent stipulation agrees that any sum of money intended to be the subject of the guarantee in clause 4.6(a), and subject to clause 4.6(b) and Schedule 8 (Terms of Interbank Guarantee and Indemnity), shall be recoverable from it (in its Proportion) as sole principal debtor even if such sum would not be recoverable from the relevant Borrower by reason of any legal limitation or disability or incapacity or liquidation of the relevant Borrower or any other fact or circumstance (whether known to the Issuing Bank or not) but which would have been recoverable from such Bank if it were the sole or principal debtor in respect of such liability in place of the relevant Borrower;

       (d) if it ceases to have the Minimum Rating as defined in clause 16.5, to lodge forthwith with the Issuing Bank cash cover as security for its indemnity obligations in the same amount as if it had been, on that date, a Substitute.

4.7    Calculation of Interest if Bank makes a Guarantee or Indemnity Payment

       Any payment made or to be made by a Bank pursuant to clause 4.6 (Banks' Guarantee and Indemnity) and any unreimbursed amount on the part of the Issuing Bank shall (for the purpose of calculating interest thereon which is due from the relevant Borrower) be deemed to have been made available to the relevant Borrower by way of an Advance on the date such payment is made or is to be made (or reimbursed) and accordingly is subject to the terms and conditions hereof and, after the earliest date on which an Advance could have been drawn down to fund such liability, such amount shall be treated as if it were an overdue sum with an initial term of one month but (for all other purposes) shall be immediately due and payable by the relevant Borrower.

4.8    Defaulting Banks

       If a Bank (a "Defaulting Bank") fails to make payment on its due date of any amount (an "overdue amount") due from it for the account of the Issuing Bank pursuant to clause 4.6 (Banks' Guarantee and Indemnity) then until the Issuing Bank (or the Agent on its behalf) has received payment of such overdue amount in full (and without prejudice to any other rights or remedies of the Issuing Bank in respect of such failure):

       (a) the Issuing Bank shall be entitled to receive any remuneration which such Defaulting Bank would otherwise have been entitled to receive in respect of the Facility; and

       (b) the overdue amount shall bear interest at the rate of one per cent per annum over LIBOR plus the Additional Cost for the time being from the due date until the date of payment and any such interest which accrues shall be compounded monthly.

4.9    Subrogation of Banks making guarantee payments

       (a) The relevant Borrower agrees that if any Bank makes any payment under clause 4.6 (Banks' Guarantee and Indemnity) it will immediately be subrogated to any rights that the Issuing Bank may then have against the relevant Borrower in respect of the amount paid and such subrogation will be subject to the terms set out in
              Schedule 7 (Terms of Borrower's Indemnity).

       (b) The relevant Borrower agrees to indemnify the Bank making such a payment in respect of such payment and all costs and expenses properly incurred by the Bank in recovering or attempting to recover any amount pursuant to such rights of subrogation.

4.10   Currency Fluctuations

       In addition and without prejudice to the Banks' other rights hereunder, the Facility Agent shall on every Quarter Date (and at any other time at which it is requested to do so by the Majority Banks) calculate the aggregate of the Sterling Amounts of all Outstanding Contingent Liabilities under all Letters of Credit then outstanding.

4.11   Clawback

       If the Facility Agent at any time issues a certificate addressed to the Primary Borrower that in its opinion the aggregate of the Sterling Amounts of Outstanding Contingent Liabilities under all Letters of Credit then outstanding is equal to or exceeds 105% of the aggregate amount of the Banks' Commitments under the Facility less the amount of all outstanding Advances at that time, the Agent may give notice to the Borrowers requiring them within five Banking Days either to:

       (a) make arrangements to repay Advances and/or reduce the amount of the Letters of Credit outstanding so as to bring the Sterling Amount of all such Outstanding Contingent Liabilities to an amount equal to or below 100% of that aggregate amount; or

       (b) provide the Issuing Bank with cash cover in the currency in which any Letter of Credit is denominated of such amount as would cause the requirements of this clause 4.11 to be satisfied.

4.12   Cash Cover

       Wherecash cover is provided by any Borrower under clause 4.11 (Clawback) or otherwise under this Agreement:

       (a) the Issuing Bank or other recipient Bank undertakes to place the relevant cash deposit in an account with it bearing interest at a rate and on the standard terms (other than as to the security arrangements) applicable to corporate customers of such Bank making deposits of an equivalent size and for an equivalent duration (or on such other terms as such Bank and such Borrower may agree or are set out in this Agreement);

       (b) interest accruing on cash deposited as cash cover shall be for the account of and paid to such Borrower but shall not be paid to such Borrower during the continuance of an Event of Default; and

       (c) unless the Majority Banks decide otherwise, cash cover may not be withdrawn by any Borrower until all outstanding liabilities of the Issuing Bank in respect of all Letters of Credit have been repaid or prepaid (ignoring for this purpose any cash cover provided to the Issuing Bank) in full.

5.     INTEREST AND MATURITY PERIODS

5.1    Interest under the Facility

       The relevant Borrower shall pay interest on each Advance on its Maturity Date (or, in the case of an Advance having a Maturity Period of more than six months, by instalments, every six months from the relevant Drawdown Date and on the relevant Maturity Date) at the rate per annum determined by the Facility Agent to be the aggregate of (i) the Applicable Margin,
       (ii) the Additional Cost and (iii) LIBOR.

5.2    Interest on unpaid sums

       (a) If any Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 5.2) on its due date for payment under this Agreement such Borrower shall pay interest on such sum from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Facility Agent pursuant to this clause 5.2.

       (b) The period beginning on the due date for payment and ending on the date of actual payment shall be divided into successive periods of not more than three months as selected by the Facility Agent (after consultation with the Banks so far as reasonably practicable in the circumstances) each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period but so that if the unpaid sum is an amount of principal which shall have become due and payable prior to the relevant Maturity Date, then the first such period selected by the Facility Agent shall end on such Maturity Date.

       (c) The rate of interest applicable to each period referred to in clause 5.2(b) shall (subject to clause 5.4) be the aggregate (as determined by the Facility Agent) of (i) one per cent per annum,
              (ii) the Applicable Margin (iii) the Additional Cost and (iv) LIBOR but so that if the unpaid sum is an amount of principal (as referred to in clause 5.2(b)) interest shall be payable on such unpaid sum during the first period determined pursuant to clause 5.2(b) at a rate one per cent above the rate applicable thereto immediately before it fell due.

       (d) Interest under this clause 5.2 shall be due and payable on the last day of each period determined by the Facility Agent pursuant to this clause 5.2 or, if earlier, on the date on which the sum in respect of which such interest is accruing shall actually be paid or on such date or other dates which the Facility Agent may specify by written notice to the relevant Borrower (but not more frequently than once a month). Any interest payable under this clause 5.2 which is not paid when due shall be deemed an unpaid sum and shall itself bear interest accordingly.

5.3    Notification of Maturity Periods and interest rate

       The Facility Agent shall notify the relevant Borrower and the Banks promptly of the duration of each Maturity Period or other period for the calculation of interest (or, as the case may be, default interest) and of each rate of interest determined by it under this clause 5.

5.4    Alternative interest rates

       If:

       (a) in attempting to calculate LIBOR under paragraph (b) of the definition of LIBOR for a specified period the Facility Agent determines at 11.00 a.m. (London time) on the Quotation Date that it is unable to obtain quotations for LIBOR from any of the Reference Banks in respect of the relevant Advance or unpaid sum for the specified period; or

       (b) before its close of business on such day, the Facility Agent has been notified in writing by a Bank or group of Banks to which 35% or more of the relevant Advance or unpaid sum is (or, if the relevant Advance were made, would then be) owed that LIBOR calculated in accordance with its definition in this Agreement does not accurately reflect the cost to them of funding their participation; or

       (c) the Facility Agent, acting reasonably, determines that, by reason of circumstances affecting the London inter-bank market, adequate and fair means do not or will not exist for determining the rate of interest applicable to the specified period, then:

              (i)    the  Facility  Agent shall  promptly  notify in writing the
                     Primary   Borrower   and  the   Banks  of  such   event  or
                     circumstance;

              (ii) the Facility Agent (on behalf of and after consultation with the Banks) shall, within three Banking Days of such notice, negotiate with the Primary Borrower with a view to agreeing a substitute basis on which the relevant part of the Facility may be maintained;

              (iii) any substitute basis agreed in writing by the Facility Agent (on behalf of and with the consent of all the Banks) and the Primary Borrower within 30 days of such notice shall take effect in accordance with its terms and interest shall be calculated as if the substitute basis had come into effect from the beginning of the relevant specific period;

              (iv) in default of agreement within 30 days, each Bank's participation in the Advance or unpaid sum (if any) shall during that specific period bear interest at the annual rate equal to the cost to that Bank (as certified by it to the Primary Borrower within ten days of the end of that 30 day period and expressed as a percentage rate per annum) of funding its participation during that specific period by whatever means that Bank determines to be most appropriate plus the Applicable Margin and the Additional Cost and if clause 5.4 (Interest on unpaid sums) applies, a further one per cent.

6.     REPAYMENT, CANCELLATION AND REDUCTIONS

6.1    Repayment of Advances

       (a) The relevant Borrower shall repay each Advance in full on its Maturity Date but, subject to the terms of this Agreement, amounts repaid may be reborrowed.

       (b) On the Final Repayment Date the balance of all outstanding Advances shall in any event be repaid in full (together with all other amounts outstanding under the Facility) and may not be reborrowed.

       (c)    In the event that

              (i)    there is a Change in Control of the Parent; or

              (ii) any REC Company ceases to be a Subsidiary of the Parent or the Parent reduces its shareholding (whether direct or indirect) in any REC Company;

              then, within thirty days of such event (unless the Majority Banks decide otherwise) the balance of all outstanding Advances shall be repaid in full (together with all other amounts outstanding under the Facility) and may not be reborrowed and each Borrower shall procure the provision of full cash cover for the Outstanding Contingent Liabilities under all Letters of Credit then outstanding in the currency in which those Letters of Credit are denominated.

6.2    Optional prepayment of all the Banks

       The relevant Borrower may prepay Advances other than on their relative Maturity Date provided that it shall simultaneously pay any relevant amounts payable pursuant to clause 13.1.

6.3    Affected Banks

       (a) The relevant Borrower may and, where required under this Agreement shall prepay (in whole but not in part only), without premium or penalty, subject to clause 13.1, the whole of the Contributions to the Facility of any Affected Bank. Upon any such notice of such prepayment being given, or as provided for in clause 14.1, the Commitments of the relevant Bank to the Facility shall be reduced to zero and the undrawn amount of the Total Commitments in respect of the Facility shall be reduced accordingly.

       (b) Instead of or, in addition to, its rights under clause 6.5(a) the relevant Borrower may on payment of the fee under clause 16.5, without prejudice to clause 14.4, require the Affected Bank to transfer pursuant to clause 16.5 at par all of its Commitments and Contributions to a Qualifying Bank nominated by the relevant Borrower provided that the relevant Qualifying Bank agrees (in its absolute discretion) to accept the transfer to it and, in the case of clause 14.1, that Bank is lawfully able to do so and the transfer is to take effect prior to the prepayment date specified by the Facility Agent thereunder.

6.4    Prepayments generally

       (a) No prepayment may be made unless the relevant Borrower shall have given the Facility Agent 5 Banking Days prior notice (or in the case of a prepayment pursuant to clause 14.1 such notice as is required under clause 14.1) specifying the proposed date of the prepayment and the amount to be prepaid. Every such notice shall be effective only on actual receipt by the Facility Agent, shall be irrevocable and shall oblige the relevant Borrower to make the relevant prepayment on the date specified.

       (b) All prepayments shall be made together with (to the extent these relate to the amounts prepaid) (i) accrued interest to the date of prepayment; (ii) any additional amount payable under clauses 8.5 or 14.2; and (iii) all other sums payable by the relevant Borrower to the relevant Banks under this Agreement including, without limitation, any accrued commitment commission payable under clause 7.2, any Letter of Credit commission and fees under clause 7.3, expenses under clause 7.4 and any amounts payable under clause 13.1.

       (c) No Borrower shall prepay all or any part of an Advance outstanding hereunder except at the times and in the manner expressly provided herein.

6.5    Cancellation of the Facilities

       The Primary Borrower may at any time prior to the Final Repayment Date in respect of the Facility by notice to the Facility Agent (effective only on actual receipt) cancel with effect from a date not less than 10 Banking Days after the receipt by the Facility Agent of such notice the whole or any part (if in part, being (pound)10,000,000 or any larger sum which is an integral multiple of (pound)5,000,000) of the Available Facility Amount of the Facility, in each case which is not the subject of a Drawdown Notice at such time. Such notice shall specify the date upon which such cancellation is to be made and the amount of such cancellation. Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Commitments of the Banks in respect of the Facility shall be reduced pro rata accordingly.

6.6    Termination

       The Commitment of each Bank shall be automatically cancelled and reduced to zero at the close of business in London on the Final Repayment Date.

7.     FEES AND EXPENSES

7.1    Arrangement, underwriting, participation and agency fees

       The Primary Borrower shall pay to the Facility Agent or shall procure that there is paid, whether or not any part of the Commitments is ever advanced on the date of this Agreement and on each anniversary thereof until the end of the Finance Period, for the account of the Facility Agent, an agency fee of an amount agreed between the Primary Borrower and the Facility Agent in a letter dated on or about the date of this Agreement.

7.2    Commitment fees

       The Primary Borrower shall pay to the Facility Agent, whether or not any part of the Commitments is ever advanced, from the date of this Agreement on each Fee Payment Date after the date of this Agreement and on the Final Repayment Date, for the account of each of the Banks (pro-rata their respective Commitments for the Facility), commitment commission computed in arrears at the Applicable Fees Rate on the daily amount by which the Total Commitments in respect of the Facility exceeds the aggregate of the Contributions in respect of the Facility. Accrued commitment commission will also be payable on the amount of any Commitment when cancelled on the date of its cancellation.

7.3    Letter of Credit Fees

       (a) The relevant Borrower shall (on the dates set out in clause 7.3(c)) pay commission in Sterling to the Facility Agent for the account of the Banks (in their respective Proportions) on the Issue of any Letter of Credit requested by the relevant Borrower in Sterling at a percentage rate per annum equal to the Applicable Margin on the Sterling Amount of the Outstanding Contingent Liabilities under such Letter of Credit calculated in each case on the date of Issue and recalculated on each Quarter Date from the Issue Date of such Letter of Credit until the earlier of its Expiry Date or such date as the Issuing Bank and the Banks have ceased to be under any liability (actual or contingent) in respect thereof, and on the basis of a 365 day year. If the relevant Borrower has provided cash cover for any Letter of Credit, the percentage rate per annum payable on cash covered amounts shall instead be 0.25%.

       (b) The relevant Borrower shall pay a fronting fee to the Facility Agent for the account of the Issuing Bank on the Issue of any Letter of Credit at a rate of 0.2% per annum on the Sterling Amount of the face amount of the relevant Letter of Credit payable in advance on the date of Issue and on each Quarter Date thereafter.

       (c) The commission and fronting fee payable under clauses 7.3(a) and 7.3(b) in respect of each Letter of Credit shall be paid in advance on the relevant Issue Date and on each Quarter Date in each year during the continuance of such Letter of Credit (or if such day is not a Banking Day, on the preceding Banking Day) commencing on the first Quarter Date falling on or after the Issue of the relevant Letter of Credit. If a Letter of Credit is terminated leaving no Outstanding Contingent Liabilities before a Quarter Date, any commission paid in advance for the period from the date of cancellation until the next Quarter Date shall be repaid to the relevant Borrower which made the advance commission payment by set-off against any amounts then due from the relevant Borrower to any Finance Party or, if no such amounts are due, by payment in cash.

       (d) For the avoidance of doubt, the Issuing Bank's Proportion of the commission at the rate and calculated in the manner specified in clause 7.3(a) shall be payable to the Issuing Bank in respect of its residual liability in its capacity as a Bank, notwithstanding that it does not purport to guarantee itself in its capacity as Issuing Bank.

       (e) The relevant Borrower shall pay interest on the amount demanded and outstanding under the indemnity given by them in respect of Letters of Credit in accordance with clause 4.7 (Calculation of Interest if Bank makes a Guarantee or Indemnity Payment) in addition to the commission and other fees payable under this Agreement in respect of the Facility.

7.4    Expenses

       The Primary Borrower shall reimburse the Arrangers, the Banks, the Issuing Bank and the Facility Agent from time to time within three Banking Days of demand:

       (a) all reasonable costs and expenses (including without limitation legal, printing and out-of-pocket expenses) together with any VAT thereon incurred by the Facility Agent and the Arrangers in connection with the negotiation, preparation and execution of the Finance Documents and the completion and syndication of the transactions therein contemplated, and the negotiation, preparation and execution of any amendment or extension of, or the granting of any waiver or consent under, any of the Finance Documents; and

       (b) without prejudice to the generality of (c) below, all expenses and costs (including without limitation the fees and expenses of lawyers, accountants, surveyors, valuers, environmental consultants and other professional advisers and out-of-pocket expenses) incurred by the Facility Agent in connection with the obtaining of reports and/or advice and/or the undertaking of investigations by or on behalf of the Facility Agent into or concerning any Borrower or the REC Group following the occurrence of a Default and whilst it is continuing (or where the Majority Banks' reasonable opinion is that a Default may have occurred) and each Borrower undertakes to give, and to procure that its Subsidiaries give, all such reasonable assistance (including, without limitation, access to its and/or their properties and financial and other records) at all times as the Facility Agent shall reasonably require for the purpose of enabling such reports or advice to be prepared or such investigations to be undertaken; and

       (c) after a Default has occurred, all costs and expenses (including without limitation legal and out-of-pocket expenses) incurred by any of the Finance Parties in contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or preservation or attempted preservation of any rights under, any of the Finance Documents, or otherwise in respect of the recovery, or attempted recovery, of moneys owing under the same, together with interest at the rate referred to in clause 5.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.5    Value Added Tax

       All fees, costs and expenses payable pursuant to this clause 7 shall be paid together with an amount equal to any VAT thereon payable by any of the Finance Parties in respect of such fees and expenses.

7.6    Stamp and other duties

       The Primary Borrower shall pay all stamp, documentary, registration, notarisation or other duties or Taxes (including any duties or Taxes payable by, or assessed on, the Finance Parties) imposed on or in connection with the negotiation, preparation, execution or implementation of any of the Finance Documents and the syndication of the Facilities and shall indemnify the Finance Parties against any liability arising by reason of any delay or omission by the Primary Borrower to pay such duties or Taxes.

8.     PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS

8.1    No set-off or counterclaim; distribution to the Banks

       All payments to be made by the relevant Obligor under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 8.5, free and clear of any deductions or withholdings, in Sterling (except for (a) the repayment or prepayment of an Advance which shall be payable in the currency in which the Advance is denominated on the due date, (b) interest which shall be payable in the currency in which the relevant amount in respect of which it is payable is denominated, (c) costs, charges or expenses which shall be payable in the currency in which they are incurred and (d) provisions in the Finance Documents providing otherwise) on the due date to the account of the Facility Agent at such bank as the Facility Agent may from time to time specify for this purpose. Save where this Agreement provides for a payment to be made for the account of a particular Finance Party or Finance Parties, in which case the Facility Agent shall distribute the relevant payment to the relevant Finance Party or Finance Parties concerned, payments to be made by the relevant Obligor under this Agreement shall be for the account of all the Banks and the Facility Agent shall forthwith distribute such payments in like funds as are received by the Facility Agent to the Banks rateably for the account of such Banks' respective Facility Offices in accordance with their Commitments or Contributions, as the case may be.

8.2    Payments by the Banks

       All sums to be advanced by the Banks to the relevant Borrower under this Agreement shall be remitted in the currency specified in the Drawdown Notice (subject to clause 4.1(f)) in immediately available funds not later than such time as the Facility Agent may specify as being customary for settlement of transactions in the relevant currency on the relevant Drawdown Date or, as the case may be, the first day of the relevant Interest Period to the account of the Facility Agent at such bank as the Facility Agent may have notified to the Banks and shall be paid by the Facility Agent on such date to the account of the relevant Borrower in England specified in the relevant Drawdown Notice.

8.3    Non-Banking Days

       When any payment under this Agreement would otherwise be due on a day which is not a Banking Day, the due date for payment shall be postponed to the next following Banking Day unless such Banking Day falls in the next calendar month, in which case payment shall be made on the immediately preceding Banking Day.

8.4    Facility Agent may assume receipt

       Where any sum is to be paid under this Agreement to the Facility Agent for the account of another person, the Facility Agent may assume that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Facility Agent, then the person to whom such sum was so made available shall on request refund such sum to the Facility Agent together with interest thereon sufficient to compensate the Facility Agent for the cost of making available such sum up to (and/or, as the case may be, the cost to the relevant other person of not receiving such sum until) the date of such repayment and the person by whom such sum was payable shall indemnify the Facility Agent (or the relevant other person) for any and all loss or expense which the Facility Agent (or the relevant other person) may sustain or incur as a consequence of such sum not having been paid on its due date together with any interest, expenses and penalties payable or incurred in connection therewith.

8.5    Grossing-up for Taxes

       If at any time the relevant Obligor is required to make any deduction or withholding in respect of Taxes from any payment due under any Finance Document for the account of any Finance Party (or if the Facility Agent, is required to make any such deduction or withholding from a payment to a Finance Party), the sum due from the relevant Obligor in respect of such payment shall, subject to clause 8.6, be increased to the extent necessary to ensure that, after the making of such deduction or withholding (and any further deduction and withholding which may be levied on the additional amounts paid by reason of this clause), each Finance Party receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made and (without prejudice to the foregoing provisions of this clause 8.5) the relevant Obligor shall indemnify each Finance Party on demand by the Facility Agent against any losses or costs incurred by it together with any interest, expenses and penalties payable or incurred in connection therewith by reason of any failure of the relevant Obligor to make any such deduction or withholding.

       The relevant Obligor shall promptly deliver to the Facility Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding.

8.6    Qualifying Bank

       (a)    If:

              (i)    any Bank is not or ceases to be a Qualifying Bank; and

              (ii) as a result any Borrower is required to deduct or withhold United Kingdom income tax in respect of payments of interest to be made by such Borrower to that Bank under any Finance Document or would otherwise have been required to make an indemnity payment or a greater indemnity payment under clause 8.5 or 14.2, then the relevant Borrower shall (as the case may be) not be liable to pay under clause 8.5 in respect of any such payment of interest any amount in excess of the amount it would have been obliged to pay if such Bank were a Qualifying Bank, nor shall it be liable to make an indemnity payment or a greater indemnity payment under clause 8.5 or, as the case may be, Clause 14.2 than would have been required if the aforesaid Bank had been or had not ceased to be a Qualifying Bank Provided that this Clause 8.6 shall not apply, and the relevant Borrower shall be obliged to comply with its obligations under clause 8.5, or as the case may be 14.2, if on or after the date hereof:

              (aa) there shall have been any change in, or in the official interpretation or application of, any relevant law or the practice of the United Kingdom Inland Revenue (or, in the case of a Treaty Lender, any Government Entity in the country in which it is resident for the purpose of the relevant double taxation treaty) and as a result thereof the Bank is not or ceases to be a Qualifying Bank, or

              (bb) the Bank referred to in clause 8.6(a) has transferred its Facility Office in respect of any Facility outside the United Kingdom or has become a Bank hereunder with a Facility Office outside the United Kingdom in respect of any Facility, in each case, with the consent of the Primary Borrower if and insofar as required under this Agreement.

       (b) A person intending to make a claim pursuant to clause 8.5 shall, promptly after such person becomes aware of the circumstances giving rise to such claim and the amount of such claim, deliver to the Primary Borrower through the Facility Agent a certificate to that effect specifying the amount of such claim and setting out in reasonable detail the basis of such claim, provided that nothing shall require such person to disclose any confidential information relating to the organisation of its affairs.

       (c) If at any time after the date of this Agreement any Bank is aware that it is not or will cease to be a Qualifying Bank (for whatever reason), it shall promptly notify the Primary Borrower.

       (d) A Treaty Lender will submit such claim to the appropriate authorities (together with such forms, papers, other documents and/or evidence as necessary) as may be required for the relevant Borrower to make payment of interest to such Treaty Lender on its Advances free of withholding or deduction on account of United Kingdom Tax. The relevant Borrower will not be liable to pay any additional amount under clause 8.5 in respect of the withholding or deduction on account of United Kingdom income tax from any such interest unless such claim has been submitted to those authorities promptly after that Treaty Leader became a party to this Agreement as a Treaty Lender or the proviso to clause 8.6(a) applies.

8.7    Claw-back of Tax benefit

       If following any such deduction or withholding as is referred to in clause 8.5 any Finance Party determines in its sole discretion that it has received or been granted a credit against or remission for any Taxes payable by it, such Finance Party shall, subject to the relevant Borrower having made any increased payment in accordance with clause 8.5 and subject to there not being any Default which is continuing, and to the extent that such Finance Party can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of such Finance Party to obtain any other relief or allowance which may be available to it, reimburse the relevant Borrower with such amount as such Finance Party shall in its absolute discretion certify to be the proportion of such credit or remission as will leave such Finance Party (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the relevant Borrower as aforesaid. Such reimbursement shall be made forthwith upon such Finance Party certifying that the amount of such credit or remission has been received by it, provided that the Finance Party shall be the sole judge of the amount of any such benefit and of the date on which it was received. Nothing contained in this Agreement shall interfere with the right of any Finance Party to arrange its tax affairs in whatever manner it thinks fit nor oblige any Finance Party to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, no Borrower shall, by virtue of this clause 8.7, be entitled to enquire about any Finance Party's tax affairs or computations. The Finance Parties are under no obligation to investigate whether any tax credit is available or to claim any tax credit. Any amount paid by any Finance Party to any Borrower under this clause shall be conclusive evidence of the amount payable and will be accepted by such Borrower in full and final settlement of its claim.

8.8    Bank accounts

       Each Bank shall maintain, in accordance with its usual practices, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under this Agreement. The Facility Agent shall maintain a control account showing the utilisation of the Facilities and other sums owing by the Borrowers under this Agreement and all payments in respect thereof made by any Borrower from time to time. In any legal action arising out of or in connection with the Finance Documents the entries made in the accounts maintained pursuant to this clause 8.8 shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by each Borrower under this Agreement.

8.9    Partial payments

       If:

       (a) on any date on which a payment is due to be made by a Obligor under this Agreement, the amount received by the Facility Agent from such Obligor falls short of the total amount of the payment due to be made by such Obligor on such date; or

       (b) on any date on which the Facility Agent receives or recovers any payment from an Obligor or otherwise receives any amount representing proceeds of realisations or other recoveries under any of the Finance Documents, the amount of such payment or other receipt falls short of the total amount owing to the Finance Parties under this Agreement on such date, then (in any such case), without prejudice to any rights or remedies available to the Finance Parties under any of the Finance Documents, the Facility Agent shall apply the amount actually received by it in or towards discharge of the obligations of the relevant Obligor under this Agreement in the following order, notwithstanding any appropriation made, or purported to be made, by such Obligor:

              (i) first, in or towards payment, on a pro-rata basis, of any unpaid costs and expenses of the Facility Agent or the Arrangers under this Agreement;

              (ii) secondly, in or towards payment to the Banks, on a pro-rata basis, of any amount owing to the Banks under clause 20.2;

              (iii) thirdly, in or towards payment to the Facility Agent on a pro-rata basis, of any portion of the fees payable under clause 7.1(b) which remains unpaid;

              (iv) fourthly, in or towards payment to the Banks, on a pro-rata basis, of any accrued commitment commission payable under clause 7.2 which shall have become due but remains unpaid;

              (v) fifthly, in or towards payment to the Banks, on a pro-rata basis, of any accrued interest, Letter of Credit commission and (in the case of the Issuing Bank) Letter of Credit fronting fees or commission which shall have become due but remain unpaid, but so that any amount payable by virtue of clause 8.5 shall be excluded;

              (vi) sixthly, in or towards payment to the Banks, on a pro-rata basis, of any principal which shall have become due but remains unpaid;

              (vii) seventhly, in or towards payment to any such Banks, on a pro-rata basis, of any amount payable to any Banks by virtue of clause 8.5 which remains unpaid; and

              (viii) eighthly,  in or  towards  payment  of any  other sum which shall have become due but remains unpaid (and, if more than one such sum so remains unpaid, on a pro-rata basis).

       Each reference in clause 8.9(i) to (viii) (inclusive) to a category of unpaid sums shall include interest thereon payable in accordance with this Agreement (including, without limitation, default interest under clause 5.4). Accordingly, clause 8.9(v) shall be construed as referring to interest on principal and accrued interest thereon which remain unpaid to the extent due.

       The order of application set out in this clause 8.9(v) to 8.9(viii) shall be varied by the Facility Agent if the Majority Banks so direct, without any reference to, or consent or approval from, any Obligor.

8.10   Calculations

       All interest and other payments of an annual nature under this Agreement or any of the Finance Documents shall accrue from day to day and be calculated on the basis of the actual number of days elapsed, and in the case of Sterling a 365 day year and in the case of other currencies a 360 day year. In calculating the actual number of days elapsed in a period which is one of a series of consecutive periods with no interval between them or a period on the last day of which any payment falls to be made in respect of such period, the first day of such period shall be included but the last day excluded.

       Where the Applicable Margin or Additional Cost changes during any period, interest and commitment fees shall be calculated on the rate prevailing from day to day.

8.11   Certificates conclusive

       Any certificate of, or determination by, a Finance Party as to any rate of interest or any other amount payable under this Agreement or any other Finance Documents shall, in the absence of manifest error, be conclusive and binding evidence of such rate or amount on the Obligors and (in the case of a certificate of or determination by the Facility Agent) on the Banks.

8.12   Effect of monetary union

       If the country of any national currency in which any amount is expressed to be payable under this Agreement participates in economic and monetary union in accordance with Article 109J of the Treaty on European Union, then:

       (a) any amount expressed to be payable under this Agreement in that national currency shall (until the end of the transitional period) be made in that national currency or in Euros as the Facility Agent may, by not less than two Banking Days' notice to the Primary Borrower and the Banks to that effect, require;

       (b) any amount so required under clause 8.12(a) to be paid in Euros shall be converted from that national currency at the rate stipulated pursuant to Article 109L(4) of the Treaty on European Union and payment of the amount in Euro derived from such conversion shall discharge the obligation of the relevant party to pay such national currency amount; and

       (c) after consultation with the Primary Borrower and the Banks and notwithstanding clause 22, the Facility Agent shall be entitled to make from time to time such amendments to this Agreement as it may determine to be necessary to take account of monetary union and any consequent changes in market practices (whether as to the settlement or rounding of obligations, the calculation of interest or otherwise howsoever).

       Any amendment so made to this Agreement by the Facility Agent shall be promptly notified to the other Finance Parties and the Primary Borrower by the Facility Agent and shall be binding on all the other Finance Parties and the Primary Borrower and any other party to this Agreement.

9.     REPRESENTATIONS AND WARRANTIES

9.1    Repeated representations and warranties

       Each Obligor represents and warrants to each Finance Party that:

       (a) Due incorporation: it is duly incorporated and validly existing under the laws of England as a limited liability company and has power to carry on its businesses as they are now being conducted and to own its property and other assets;

       (b) Corporate Power: it has power to execute, deliver and perform its obligations under each of the Finance Documents and to borrow the Commitments; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of any Borrower to borrow or Guarantor to guarantee will be exceeded as a result of any Utilisation under or entry into any of the Finance Documents;

       (c) Binding obligations: (i) each of the Finance Documents when executed and delivered by it will (subject to the Reservations) constitute, valid, legally binding and enforceable obligations of it in accordance with their respective terms and (ii) it is not necessary, to ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in the United Kingdom or elsewhere or that any stamp, registration or similar tax or charge be paid in the United Kingdom or elsewhere on or in relation to any Finance Documents;

       (d) No conflict with other obligations: the execution and delivery of, the exercise of its rights and the performance of its obligations under, and compliance with the provisions of, the Finance Documents by it will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any of them are subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under any of the Licences or the Pooling and Settlement Agreement, or under any other agreement or other instrument to which any of them are a party or are subject or by which any of their property is bound to an extent which is reasonably likely in the reasonable opinion of the Majority Banks to have a Material Adverse Effect,
              (iii) contravene or conflict with any provision of its Memorandum or Articles of Association or (iv) result, other than pursuant to the provisions of any of the Finance Documents, in the creation or imposition of, or oblige any Obligor to create, any Security Interest (save in favour of the Finance Parties) on its assets, rights or revenues; and

       (e) Pari passu: its obligations under this Agreement are its direct, general and unconditional obligations and rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract.

       (f) No Litigation: So far as it is aware, no litigation, alternative dispute resolution, arbitration or administration proceeding is taking place, pending or threatened against it or any other member of the Group which is reasonably likely (in the reasonable opinion of the Majority Banks) in either case to have a Material Adverse Effect.

9.2    Continuing representations

       Each Obligor represents and warrants to each Finance Party that:

       (a)    Compliance with Environmental Laws: it:

              (i) as at the Effective Date, or in the case of an Additional Obligor, the date it accedes to this Agreement complies; and

              (ii) has (to the extent that non-compliance would be reasonably likely to give rise to a material liability as at the Effective Date or such date) at all times complied,

              in all material respects with all Environmental Laws, where non-compliance, in each case, would be reasonably likely to have a Material Adverse Effect;

       (b)    No Environmental Claims:

              (i) no Environmental Claim is pending or has been made or threatened against the Primary Borrower or any other member of the Group for which any REC Company could be held liable or any of their respective officers in their capacity as such; and

              (ii) no member of the Group is aware of any circumstances or situation which would be reasonably likely to result in it having any liability in relation to Environmental Matters,

              which, in either case, would be reasonably likely to have a Material Adverse Effect;

       (c)    Electricity Act:

              (i) each REC Company (to the extent necessary for it to be able to carry on such part of the Distribution Business and/or Supply Business carried on by it) has been duly authorised by the Secretary of State under Section 6 of the Electricity Act to distribute and/or supply electricity; and

              (ii)   no REC Company is in contravention of:

                     (A)    any term or condition of any Licence; or

                     (B) any requirement of the Electricity Act or any regulations made thereunder; or

                     (C)    any other  statutory  requirement or any final order
                            or  confirmed   provisional  order  made  under  the
                            Electricity Act; or

                     (D) any undertaking given by it to the Director General or the Secretary of State in relation to the conduct of its business as a public electricity supplier;

                     the contravention or consequence of which is reasonably likely to have a Material Adverse Effect;

       (d)    The Licences:

              (i) each Licence is in full force and effect and neither the Director General nor the Secretary of State has given notice to revoke a Licence;

              (ii) no amendment of any of the terms of a Licence has been made or proposed;

              (iii) no other material licence, consent, undertaking or authorisation necessary for the carrying on by any REC Company of its business substantially as it is currently carried on has been terminated or breached or not obtained or is otherwise not in full force and effect;

              which in either case is reasonably likely to have a Material Adverse Effect.

9.3    Repetition

       The representations and warranties in clauses 9.1 and 9.2 shall be deemed to be repeated as of each Drawdown Date, the date of each Drawdown Notice and the date of accession of each Additional Obligor and, as if made with reference to the facts and circumstances existing on each such date, and shall, after the first set of financial statements have been delivered under clauses 10.1(b)(i) and (ii), be deemed to include a representation that the then latest financial statements delivered to the Banks under clauses 10.1(b)(i) and (ii) have been prepared in accordance with the Appropriate Accounting Principles which have been consistently applied and give a true and fair view of (or in the case of unaudited accounts, present with reasonable accuracy) the financial position of each REC Company and the consolidated financial position of the REC Group respectively as at the date to which such financial statements were made up and the results of the operations of each REC Company and the results of the operations of the REC Group respectively for the relevant period, and in the case of audited accounts are not subject to any qualifications save of a technical and non-adverse nature.

9.4    Borrowers' acknowledgement

       Each Borrower acknowledges that the Finance Parties are relying on the representations and warranties but not on any other information contradictory to them or varying them of which the Finance Parties or any of them or their respective agents or advisers may have actual or constructive knowledge.

10.    POSITIVE UNDERTAKINGS

10.1   Information Undertakings

       Each  Borrower   undertakes  with  each  of  the  Finance  Parties  that,
       throughout the Finance Period:

       (a)    Preparation of financial statements: it will:

              (i)    Annual  audited  financial  statements:  beginning with the financial year ending 31 March 1998, prepare financial statements in respect of itself and consolidated financial statements in respect of the REC Group in accordance with the Appropriate Accounting Principles (consistently applied) in respect of each financial year and cause the same to be reported on by the Auditors; and

              (ii) Semi-annual financial statements: prepare unaudited consolidated financial statements of the REC Group and financial statements in respect of each REC Company in respect of each Half-Year Period in each financial year in accordance with the Appropriate Accounting Principles (consistently applied);

       (b) Delivery of financial statements: it will deliver to the Facility Agent, for distribution to the Banks, sufficient copies for all the Banks of each of the following documents:

              (i) Annual audited financial statements: at the time of issue thereof to the shareholders of the Primary Borrower, but in any event not later than 120 days after the end of the financial year to which they relate, the audited financial statements referred to in clause 10.1(a)(i) for each financial year together, in each case, with the report of the Auditors thereon, the notes thereto, the directors' report thereon and the certificate referred to in clause 10.1(b)(iii);

              (ii) Unaudited management accounts: within 45 days after the end of each Half- year Period in each financial year, consolidated management accounts for the REC Group in respect of such Half-year Period prepared in accordance with the requirements of clause 10.1(a)(ii) together with the certificate referred to in clause 10.1(b)(iii);

              (iii) Compliance with Financial Undertakings: with each set of accounts delivered by it under clauses 10.1(b)(i) and (ii) above by reference to which the financial covenants are tested, the Primary Borrower will deliver to the Facility
                     Agent a  certificate  signed by a director  of the  Primary
                     Borrower:

                     (aa)   confirming    compliance    with    the    financial
                            undertakings in clause 10.3 as at the end of the relevant Test Period; and

                     (bb) setting out in reasonable detail and in a form satisfactory to the Facility Agent the computations necessary to demonstrate such compliance;

              (iv) Regulatory Accounts: at the time of their issue to the relevant Government Entity or regulator, all accounts and other financial statements or information required under any law or regulation to be provided to any Government Entity, industry regulator or similar body or person;

              (v) Reports and notices to shareholders and creditors: at the time of issue thereof every report, circular, notice or like document issued by each REC Company to its shareholders or creditors generally and every notice convening a meeting of its shareholders or any class of its shareholders; and

              (vi) Further information: promptly upon request, such further information concerning the financial position of the REC Group (or any member of it) as the Facility Agent shall reasonably require;

       (c) Notice of Default: it will promptly upon becoming aware of the same inform the Facility Agent of any Default;

       (d) Notice of litigation: it will, upon becoming aware that the same is threatened or pending and in any case promptly after the commencement thereof, give to the Facility Agent notice in writing of any litigation, alternative dispute resolution, arbitration or administrative proceedings or any dispute affecting any member of the Group to the extent that any REC Company could be held liable or any of its respective assets, rights or revenues affected and which if determined against it could reasonably be expected to result in a liability (including costs) of more than(pound)10,000,000 or otherwise have a Material Adverse Effect; and

       (e) Environmental Claims: promptly upon receipt of formal written notice of the same inform the Facility Agent of any material Environmental Claim to the extent that any REC Company would have responsibility for or be materially affected by it.

10.2   General Undertakings

       Each Obligor undertakes with each of the Finance Parties that, throughout the Finance Period:

       (a) Consents etc relating to the Finance Documents: it will obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of any Government Entity or consents required by it in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Finance Documents and do, or cause to be done, all other acts and things, which may from time to time be necessary under applicable law for the continued due performance of all its obligations under the Finance Documents;

       (b) Pari passu: it will ensure that its obligations, under each of the Finance Documents shall, at all times be direct, general and unconditional obligations and rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract and save for Indebtedness secured by Permitted Security Interests;

       (c)    Licences and Environmental Laws:

              (i) it will obtain and maintain in full force and effect each Licence and use all reasonable endeavours to procure that each other REC Company obtains and maintains in full force and effect each Licence required by such person for the carrying on of their respective businesses and, as appropriate for so long as any REC Company is involved in the Generation Business, any licence under the

                     Electricity Act to carry on Generation Business required by such person for the carrying on of their respective businesses; and

              (ii) it will obtain and maintain, and use all reasonable endeavours to procure that each REC Company obtains and maintains, in full force and effect all other material Environmental Licences and ensures that its business and the business of each of its Subsidiaries complies in all respects with all material Environmental Laws and all other material Environmental Licences;

       (d) Insurance: it will maintain and will use all reasonable endeavours to procure that each member of the REC Group maintains insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by such member of the REC Group.

10.3   Financial Condition

       (a) Each Obligor shall procure that, at the end of any Half-year Period (the first such Half-year Period being the one beginning on 1 April 1998), the ratio of Operating Profit to Net Interest Expense in respect of the preceding two Half-year Periods is not less than 2.25:1.

       (b) Each Obligor undertakes with each of the Finance Parties that it will not adopt any accounting policy or change the consistency of application of its accounting principles from the Appropriate Accounting Principles unless:

              (i)    the revised  policy and practice  adopted from time to time
                     is  in  accordance  with  generally   accepted   accounting
                     practice in the United Kingdom, and

              (ii) prior to any revised policy and practice being adopted such Obligor has notified the Facility Agent thereof and, if required by the Facility Agent, will negotiate in good faith with the Facility Agent in order that the Financial Covenants may be amended as required by the Facility Agent in order for it to be able to make the same judgments as to the financial performance of the REC Group as it is able to under the present accounting policy.

              If such negotiations are not concluded to the satisfaction of the Facility Agent within a period of 30 days from the commencement of such negotiations the relevant Obligor agrees that it will procure that the Auditors provide financial statements reflecting the Appropriate Accounting Policies, and any reference in this Agreement to financial statements under this Agreement shall be construed as a reference to such financial statements as adjusted to reflect the Appropriate Accounting Policies.

       (c) If, at the end of any Half-year Period, the financial covenant under clause 10.3(a) is breached due to any exceptional, special or windfall tax or levy applying to the electricity industry as a whole, then:

              (i) the breach of that clause will not constitute an Event of Default under clause 12.1(b) (Breach of certain obligations) and the Primary Borrower and the Facility Agent (on behalf of the Banks) shall enter into negotiations for a period of not more than 30 days with a view to agreeing new terms for this Agreement to reflect that tax or levy and such terms may include improved pricing and/or security and if any new terms are agreed under this paragraph (i), they shall be, with the prior consent of the Majority Banks, binding upon all the parties to this Agreement; but

              (ii) if no new terms are agreed within 30 days of such breach, the breach will become an immediate Event of Default under clause 12.1(b) (Breach of certain obligations) on the 31st day after the date of such breach.

11.    NEGATIVE UNDERTAKINGS

       Negative undertakings

       Each Obligor undertakes with each of the Finance Parties that throughout the Finance Period, without the prior written consent of the Facility Agent acting on the instructions of the Majority Banks:

       (a) Negative pledge: it shall not permit, and shall procure that no other REC Company shall permit, any Security Interest by it or any other member of the REC Group to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues, save for any Permitted Security Interest;

       (b) No other Borrowed Money: it shall not, and shall procure that no REC Company shall, incur or permit to exist on its behalf any obligations in respect of Borrowed Money (excluding any guarantees, indemnities or other forms of assurance against financial loss in respect of Borrowed Money, which are referred to in clause 11.1(d) below) to any person except:

              (i)    the Facility;

              (ii) Borrowed Money owed by any REC Company to a member of the Wider Group;

              (iii) Borrowed Money to the extent secured by a Security Interest permitted by paragraphs (c), (d), (e) and (j) of the definition of Permitted Security Interest, but only for so long as such Security Interest remains a Permitted Security Interest;

              (iv) Borrowed Money incurred to repay and discharge the Facility in full;

              (v) Borrowed Money of the Primary Borrower as at the Effective Date (and refinancings thereof) provided that:

                     (aa) each refinancing extends the tenor of the refinanced amount to beyond the Final Repayment Date; and

                     (bb) all refinancings shall be of a like nature to the Indebtedness or facility being refinanced or shall be by way of capital markets instruments which are of a similar nature to the REC Group's existing instruments having regard to market conditions and the issuer's credit status, or are structurally or contractually subordinated to the Facilities in a manner satisfactory to the Majority Banks (acting reasonably); and

                     (cc) any new facilities for Borrowed Money entered into by the REC Group between 2 March 1998 and the Effective Date (inclusive) shall be cancelled and repaid in full within 180 days of the Effective Date;

              (vi) contracts for differences and contracts to hedge commodity and energy related exposures and positions in the ordinary course of trading;

              (vii) individual letters of credit having a face value of a Sterling Amount less than (pound)250,000 provided that in aggregate the face value of such letters of credit at any one time is no more than a Sterling Amount of (pound)10,000,000;

       (c) Disposals: it shall not and shall procure that no other REC Company shall, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, factor, discount, transfer, licence, lend, grant or lease or otherwise dispose of all or any part of the assets or undertaking of any REC Company other than:

              (i)    disposals in the ordinary course of trading;

              (ii)   disposals of obsolete or redundant assets;

              (iii) other disposals to third parties, provided that the consideration for such disposals does not exceed (pound)5,000,000 in aggregate for the REC Group in any financial year;

              (iv) disposals constituting the creation of Permitted Security Interests;

              (v) securitisations of receivables of the Borrower in accordance with the Borrower's securitisation programme in existence at the date of this Agreement (or comparable programme(s) of REC Companies) Provided that the value of the billed, unbilled and future flow receivables in the programme at any one time does not exceed (pound)300,000,000 in aggregate in all such programmes; or

              (vi)   disposals  of an  interest in a  Subsidiary  of the Primary
                     Borrower which is not itself in the REC Group on arms-length terms to a person outside the REC Group in consideration for payment in freely transferrable funds on the date of disposal.

              (vii) disposals of assets by a REC Company to another REC Company or to another member of the Group which becomes a REC Company on or before acquiring the assets disposed of;

              (viii) disposals  by way of  sales  and  operating  leasebacks  of capital assets to other members of the Wider Group limited to a net book value of (pound)75,000,000 in aggregate;

              (ix) disposals of any interest in an Excluded Business of any REC Company (including by way of disposal of any interest in a member of the Group not being a REC Company carrying on an Excluded Business) or disposals of assets to a member of the Wider Group where such REC Company is engaged in an Excluded Business irrespective of what consideration may be payable provided that such a disposal is not of all or part of the Distribution Business or Supply Business or any of the assets primarily used in such Distribution Business or Supply Business;

       (d) Restriction on Guarantees: it shall not and shall procure that no other REC Company shall give any guarantee (which includes an indemnity or other form of assurance against financial loss), except:

              (i) where the guarantee is given by a member of the REC Group in connection with cash management and netting facilities extended to the REC Group by a bank or financial institution in the normal course of business; or

              (ii)   any  guarantee,  indemnity,  letter of  credit  or  similar
                     assurance   against   financial  loss  under  any  Relevant
                     Arrangements;

              (iii) guarantees of Borrowed Money or other obligations of other members of the REC Group, for so long as they remain members of the REC Group where such guarantees are already in existence as at the Effective Date provided that any such guarantees of Borrowed Money entered into between 2 March 1998 and the Effective Date (inclusive) shall be discharged and released within 180 days of the Effective Date (unless the guarantee was created pursuant to an obligation existing as at 2 March 1998);

              (iv)   any guarantee permitted under clause 11.1(b)(vi);

              (v) any other guarantees given with the prior written consent of the Majority Banks;

       (e) The Licences: it shall, and shall procure that each other REC Company shall, (having regard to the Distribution Business and Supply Business or that part of such businesses carried on by it):

              (i) take all appropriate steps efficiently to perform and discharge the duties and functions of a public electricity supplier in accordance with the provisions of the Electricity Act and, in particular, to comply with:

                     (aa)   the terms and conditions of the Licence;

                     (bb) the provisions of any final order or confirmed provisional order made under the Electricity Act; and

                     (cc) all Licence Undertakings given by it to the Director General and/or the Secretary of State in respect of the matters referred to in Section 25(5) of the Electricity Act;

              (ii) not consent to any amendment to the terms and conditions of the Licence if that amendment is reasonably likely to have a Material Adverse Effect;

              (iii) not consent to any revocation of the Licence except where a replacement Licence is to be granted to it in its place;

              (iv) promptly inform the Facility Agent of any material Licence Undertaking given by it or any Affiliate to the Director General, and/or the Secretary of State and subsequently comply with its terms;

              (v)    promptly supply to the Facility Agent:

                     (aa) certified copies of all notices or orders served on it by the Director General or the Secretary of State in exercise of the powers conferred on him by the Electricity Act;

                     (bb) details of any references to the Monopolies and Mergers Commission relating to the business of the REC Group; and

                     (cc) details of the exercise or purported exercise by the Secretary of State or the Director General of the powers conferred on him by the Fair Trading Act 1973, the Competition Act 1980 and/or Section 12 of the Electricity Act;

              (vi) ensure that all times it has sufficient working capital to finance the performance and discharge of its duties as a public electricity supplier in accordance with the provisions of the Electricity Act and the terms and conditions of any Licence; and

              (vii) not permit any other person (other than a REC Company) to perform or manage on its behalf any of its functions as a public electricity supplier, as set out in any Licence and the Electricity Act;

       (f) Dividend payments: the Primary Borrower shall not declare or pay any dividend or make any other distribution or payment (whether in cash or in specie), including any interest and/or unpaid dividends, to its shareholders or their Affiliates for the time being if and for so long as any Default has occurred and is continuing;

       (g)    Contracts  and  arrangements  between  the REC  Companies  and the
              Parent: it shall not enter into any material arrangement or contract with or incur any material liability to the Parent or any of its Subsidiaries or Affiliates or any member of the Wider Group other than another REC Company or another member of the Group which becomes a REC Company on or prior to such arrangement coming into force or liability being incurred, save for contracts entered into on an arm's length basis in the ordinary course of trade (and in any event no REC Company will make any loan to or give any guarantee in respect of the Parent or any of its Subsidiaries or Affiliates other than another REC Company);

       (h) Amalgamation and merger: it shall not and shall procure that no other REC Company shall amalgamate or merge with any other company or person (other than a REC Company);

       (i) Change in business: it shall not and shall procure that no other REC Company shall carry on any business other than those which are usual for electricity companies in the United Kingdom including, without limitation, electricity distribution and supply. Provided that the limitation of business activities contained in this clause 11.1(i) will not apply to any other business activities carried on by the REC Group as long as such other business activities do not in aggregate account for more than 10% of the consolidated gross assets or gross revenues of the REC Group; and

       (j) Treasury Transactions: it shall not, and shall procure that no other REC Company shall, enter into any Derivatives Transactions, save for hedging financial exposures of the REC Group arising in the ordinary course of business.

12.    EVENTS OF DEFAULT

12.1   Events of Default

       Each of the events set out below is an Event of Default (whether or not caused by any reason whatsoever outside the control of any member of the REC Group (or any other person)) namely if:

       (a) Non-payment: any Borrower fails to pay any sum due from it under any of the Finance Documents on its due date in the manner stipulated in the relevant Finance Document (or within three Banking Days of the due date if the delay is caused by technical difficulties or administrative error in the transfer of funds); or

       (b) Breach of certain obligations: any Obligor commits any breach or omits to observe any of the obligations or undertakings expressed to be assumed by it under clause 10.3, 11.1(a), 11.1(f), 11.1(i) or 24.2(b); or

       (c) Breach of other obligations: any Obligor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under any of the Finance Documents (other than any such obligations referred to in clause 12.1(a) and (b)) and in respect of any such breach or omission which, in the reasonable opinion of the Majority Banks, is capable of remedy, such action as shall remedy the same to the reasonable satisfaction of the Majority Banks shall not have been taken within 21 days of such Obligor becoming aware of such default; or

       (d) Misrepresentation: any representation, warranty or statement made or deemed to be made or repeated by or on behalf of any Obligor in, or in connection with, any of the Finance Documents or in any notice, accounts, certificate or statement referred to in or delivered under any of the Finance Documents is or proves to have been incorrect or misleading and if capable of being remedied, in the reasonable opinion of the Majority Banks, is not remedied to the reasonable satisfaction of the Majority Banks 21 days after the date on which any Obligor becomes aware of such misrepresentation; or

       (e)    Cross-default:

              (i) any Borrowed Money of any Obligor is not paid when due or within any originally stated applicable grace period; or

              (ii) any Borrowed Money of any Obligor is declared or becomes capable of being declared (by reason of an event of default or default howsoever described) to be or otherwise becomes due and payable prior to its specified maturity; or

              (iii) any Borrowed Money of any Obligor which is repayable on demand is not repaid on demand being made,

              in circumstances where, in all or any of the above paragraphs, the Borrowed Money amounts in aggregate at any one time to more than (pound)20,000,000 or its equivalent in other currencies, unless the Borrowed Money concerned is being disputed in good faith and any Obligor has shown to the Facility Agent's satisfaction (acting reasonably) that it has adequate cash reserves to pay that Borrowed Money and its other outstanding debts; or

       (f) Legal process: (without prejudice to any other provision of this Agreement) any final judgment or order in an amount exceeding(pound)2,000,000 (or its equivalent in other currencies) made against any Obligor is not stayed or complied with or paid within 28 days (or in the case of payments, when due (if later)) or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any part of the undertakings, assets, rights or revenues of any Obligor with a book value or market value in excess of(pound)2,000,000 and is not discharged or stayed within 14 days; or

       (g) Insolvency: any Obligor (i) is deemed unable to pay its debts in accordance with Section 123(1)(a), (b) or (e) or (2) of the Insolvency Act 1986 unless, in the case of Section 123(1)(a) only, a statutory notice has been withdrawn, stayed or dismissed within 14 days or (ii) is unable generally to pay its debts as they fall due; or

       (h) Administration: (i) any meeting of any Obligor is convened for the purpose of considering any resolution to present an application for an administration order or (ii) the Obligor passes a resolution to present an application for an administration order or (iii) an administration order is made in relation to any Obligor; or

       (i) Compositions etc: any steps are taken, or negotiations commenced, by any Obligor or by any of its creditors with a view to proposing any kind of composition, scheme of arrangement, compromise or arrangement, in each case involving any Obligor and any of its creditors; or

       (j) Appointment of receivers and managers: (i) any administrative or other receiver or any manager is appointed over any Obligor or any material part of its assets and/or undertaking or (ii) the directors of any Obligor request any person to appoint such a receiver or manager or (iii) any other steps are taken to enforce any Security Interest over all or any material part of the assets and/or undertakings of any Obligor; or

       (k) Winding up: (i) any meeting of any Obligor is convened for the purpose of considering any resolution for (or to petition for) its winding up or (ii) any Obligor passes such a resolution; or (iii) any person presents any petition for the winding up of any Obligor (not being a petition which such Obligor can demonstrate to the satisfaction of the Facility Agent is frivolous vexatious or an abuse of the process of the court) which is not discharged within 14 days or (iv) an order for the winding up of any Obligor is made, not (in any case) being a winding-up of a Subsidiary of any Obligor involving an amalgamation or reorganisation on a solvent basis which has been approved in advance by the Facility Agent (acting reasonably); or

       (l) Dissolution: any corporate, legal or administrative proceedings are commenced by any person (including, without limitation, the Registrar of Companies) with a view to the dissolution of any Obligor, not being a dissolution involving an amalgamation or reorganisation on a solvent basis which has been approved in advance by the Facility Agent (acting reasonably); or

       (m) Analogous proceedings: there occurs, in relation to any Obligor, in any country or territory in which it carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Majority Banks, appears in that country or territory to correspond with, or have an effect equivalent to, any of those mentioned in clauses 12.1(f) to (l) (inclusive) or any Obligor otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

       (n) Cessation of business: other than in relation to a disposal permitted under this Agreement, any REC Company suspends or ceases or threatens to suspend or cease to carry on its business unless it is transferred to another REC Company; or

       (o) Insolvency of members of REC Group: any of the events (e) to (n) above happening in respect of another member of the REC Group, where that could reasonably be expected to have a Material Adverse Effect;

       (p)    Distribution Business and Supply Business:

              (i) the REC Group ceases, or threatens to cease, to carry on all or any material part of the Distribution Business or Supply Business;

              (ii) all or a majority of the issued shares of any REC Company or the whole or any material part of the assets or revenues of the Distribution Business or Supply Business are seized, nationalised, expropriated or compulsorily acquired by or under the authority of a Government Entity;

              (iii) any change is made in the statutory or regulatory requirements applicable to the Distribution Business or Supply Business or any new statutory or regulatory requirements are imposed on it which would be reasonably likely to have a Material Adverse Effect; or

              (iv) any REC Company is not or ceases to be a directly wholly-owned Subsidiary of the Primary Borrower or is not incorporated in England and Wales or fails to execute a Deed of Accession in accordance with clause 24;

       (q)    Licences:

              (i) the Secretary of State gives notice in writing of the revocation of a Licence for any reason or a Licence ceases to be in full force and effect in any material respect except where a similar licence or licences are granted to a REC Company in its place;

              (ii) without prejudice to paragraph (i) above, any legislation (whether primary or subordinate) with regard to the creditors of any REC Company or the ability of any REC Company to raise finance under a Licence or with regard to public electricity suppliers generally is enacted and that enactment would be reasonably likely to have a Material Adverse Effect;

              (iii) any amendment is made to the terms and conditions of a Licence and the amendment would be reasonably likely to have a Material Adverse Effect;

              (iv) the REC Group ceases to hold the Licences required by it to carry on the Distribution Business and Supply Business.

       (r)    Electricity Act:

              (i) any of the provisions of the Electricity Act (or any subordinate legislation) detailing the rights, powers, authorities, obligations and duties of the Secretary of State or the Director General, or the manner in or time at which they are to be exercised, are repealed or amended in a manner which would be reasonably likely (in the opinion of the Majority Banks) to have a Material Adverse Effect; or

              (ii) any REC Company fails to comply with a final order (within the meaning of section 25 of the Electricity Act) or with a provisional order (within the meaning of that section) which has been confirmed under that section and in either case which has not been revoked under that section or the validity of which has not been questioned under section 27 of the Electricity Act, if such failure to comply would be reasonably likely to have a Material Adverse Effect; or

       (s) Pooling and Settlement Agreement: any REC Company which is a party to the Pooling and Settlement Agreement ceases to be such a party (except where another REC Company is substituted in its place), or any notice requiring REC Company to cease to be a party to the Pooling and Settlement Agreement is given to such company under the relevant clauses of the Pooling and Settlement Agreement;

       (t) Finance Documents: any Finance Document is not or ceases to be legal, valid and binding on or enforceable against any Obligor or is alleged by any Obligor to be ineffective for any reason; or

       (u) Unlawfulness: it becomes unlawful at any time for any Obligor to perform all or any of its material obligations under any of the Finance Documents.

12.2   Acceleration

       The Facility Agent may, and, if so requested by the Majority Banks, shall, without prejudice to any other rights of the Finance Parties at any time, after the happening of an Event of Default, and so long as the same is continuing, by notice to the Primary Borrower:

       (i) declare that the obligation of each Bank to make its Commitments available shall be terminated, whereupon the Total Commitments in respect of all Facilities shall be reduced to zero forthwith; and/or

       (ii) declare that the Advances and all interest, fees and commitment commission accrued and all other sums payable under the Finance Documents have become due and payable or have become due and payable on demand, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable; and/or

       (iii) demand full cash cover for the Outstanding Contingent Liabilities under all Letters of Credit then outstanding in the currency in which those Letters of Credit are denominated.

       On or at any time after the making of any such declaration, the Facility Agent shall be entitled, to the exclusion of the Primary Borrower, to select the duration of Interest Periods.

13.    INDEMNITIES

13.1   Miscellaneous indemnities

       The Primary Borrower shall within three Banking Days of demand indemnify each Finance Party, without prejudice to any of their other rights under any of the Finance Documents, against any cost, loss, claim, expense (including loss of Applicable Margin and legal fees) or liability together with any Tax thereon which such Finance Party shall certify as sustained or incurred by it as a consequence of:

       (a) any default in payment by any Obligor of any sum under any of the Finance Documents when due,

       (b)    the occurrence of any other Default,

       (c) any Advance outstanding under the Facility or part thereof being made otherwise than on Maturity Date relative thereto,

       (d) any Advance not being made for any reason (excluding, but only to the extent of the indemnification of a particular Finance Party, any gross negligence or wilful default by such Finance Party) after a Drawdown Notice has been given, or

       (e)    any notice sent by telefax failing to be received,

       including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding its Contributions or any part thereof or in liquidating or re-employing deposits from third parties acquired or contracted for to fund all or any part of its Contributions or any other amount owing to such Finance Party.

13.2   Currency of account; currency indemnity

       (a) No payment by any Obligor under any of the Finance Documents which is made in a currency other than the currency ("Contractual Currency") in which such payment is required to be made pursuant to the relevant Finance Documents shall discharge the obligation in respect of which it is made except to the extent of the net proceeds in the Contractual Currency received by the Facility Agent upon the sale of the currency so received, after taking into account any premium and costs of exchange in connection with such sale.

       (b) The Finance Parties shall not be obliged to accept any such payment in a currency other than the Contractual Currency nor shall the Finance Parties be liable to any Obligor for any loss or alleged loss arising from fluctuations in exchange rates between the date on which such payment is so received by the Facility Agent and the date on which the Facility Agent effects such sale, as to which the Facility Agent shall (as against any Obligor) have an absolute discretion.

       (c) If any sum due from any Obligor under any Finance Documents or any order or judgment given or made in relation hereto is required to be converted from the Contractual Currency or the currency in which the same is payable under such order or judgment (the "first currency") into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against any Obligor, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation to any of the Finance Documents, each Borrower shall indemnify and hold harmless each Finance Party from and against any loss suffered as a result of any difference between (A) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (B) the rate or rates of exchange at which each such Finance Party may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

       (d) Any amount due from any Borrower under the indemnity contained in this clause 13.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Finance Documents and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

13.3   No settlement without consent

       The Primary Borrower agrees on its own behalf and on behalf of each other member of the REC Group that, without the prior written consent of the Agent and the Majority Banks, no member of the REC Group will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification could be sought under the indemnification provisions of clauses 4.5(b)(iv), 8.4, 8.5, 8.6, 7.6, 13, 16.14, or 20.2 (whether or not any indemnitee thereunder (the "Indemnitee") is an actual or potential party to such claim, action, suit or proceeding), unless such settlement, compromise or consent does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

14.    UNLAWFULNESS, INCREASED COSTS, ALTERNATIVE INTEREST RATES

14.1   Unlawfulness

       (a) If it is or becomes contrary to any law or regulation or contrary to any request from or requirement of any fiscal monetary or other authority (with which such Finance Party would normally comply) for a Finance Party to contribute to any Utilisation or to maintain its Commitments in respect of a Facility or fund its Contribution to a Facility, such Finance Party shall promptly after becoming aware of the same, through the Facility Agent, notify the Primary Borrower whereupon (a) such Finance Party's Commitments shall be reduced to zero (and, if it is the Issuing Bank, it shall have no further obligation to Issue Letters of Credit if to do so would in the opinion of the Issuing Bank be or become contrary to any law or regulation or contrary to any request from or requirement of any fiscal monetary or other authority (with which such Finance Party would normally comply)) and (b) if the Facility Agent on behalf of the Finance Party so requires the relevant Borrower shall be obliged to prepay the Contribution of such Finance Party to such Facility and provide full cash cover for any Outstanding Contingent Liabilities of the relevant Finance Party on a future date specified by the Facility Agent not being earlier than the latest date permitted by the relevant law or regulation or not contrary to such request or requirement. Any prepayment pursuant to this clause 14.1 shall be made together with all amounts referred to in clause 6.6.

       (b) When any Borrower makes any prepayment under this clause 14.1 the Facility Agent shall not release the amount of such prepayment which is cash cover for any Outstanding Contingent Liabilities of the relevant Finance Party to such Finance Parties but shall place such monies on suspense account and such money may be used as collateral for the actual and the contingent liabilities of that Finance Party to the Issuing Bank, which liabilities shall remain in full force and effect notwithstanding such prepayment; and such Finance Party shall remain liable under all the relevant provisions of this Agreement to the Issuing Bank to pay in cash any shortfall between the amount held by the Facility Agent and its liabilities under this Agreement.

14.2   Increased costs

       If the result of any change in, or in the interpretation or application of, or the introduction of, (after the date of this Agreement):

       (a) any law (including, the introduction of the proposed Bank of England Act following the publication of the Bank of England Bill
              1997) or

       (b) any regulation, request or requirement (which if not having the force of law is one of a kind with which the relevant Finance Party or, as the case may be, its holding company habitually complies), including those relating to Taxation, capital adequacy, European monetary union, liquidity, reserve assets, cash ratio deposits and special deposits or requested or required by any central bank (including without limitation any European Central
              Bank) or other fiscal monetary or other authority,

       is to:

              (i) subject any Finance Party or its holding company to Taxes or change the basis of Taxation of any Finance Party with respect to any payment under this

                     Agreement (other than Taxes or Taxation on the overall net income, profits or gains of such Finance Party imposed in the jurisdiction in which its principal office or Facility Office is located); and/or

              (ii) increase the cost to, or impose an additional cost on, any Finance Party or its holding company in entering into or performing its obligations under the Finance Documents and/or in making or keeping available all or part of such Finance Party's Commitments and/or maintaining or funding all or part of such Finance Party's Contributions (and/or providing any guarantee or indemnity of any other Finance Party's obligations); and/or

              (iii) reduce the amount payable or the effective return to any Finance Party under this Agreement; and/or

              (iv) reduce any Finance Party's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources in respect of all or any of the advances or obligations comprised in a class of advances or obligations formed by or including such Finance Party's share in Utilisations made or to be made under this Agreement; and/or

              (v) require any Finance Party or its holding company to make a payment or forgo a return calculated by reference to or on any amount received or receivable by such Finance Party under this Agreement; and/or

              (vi) require any Finance Party or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of such Finance Party's Commitments or Contributions from its capital for regulatory purposes, then and in each such case (but subject to clause 8.6 and 14.3):

                     (aa) such Finance Party shall notify the Primary Borrower through the Facility Agent in writing of such event promptly upon its becoming aware of the same; and

                     (bb) following such notification the Primary Borrower shall, whether or not such Finance Party's Contribution to any Facility has been repaid, pay to the Facility Agent on demand for the account of such Finance Party the amount which such Finance Party specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Finance Party or its holding company regards as confidential) is required to compensate such Finance Party and/or its holding company in its sole discretion for such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss.

       For the purposes of this clause 14.2 each Finance Party may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class thereof) on such basis as it considers appropriate.

       Each Finance Party shall use all reasonable endeavours to notify the Primary Borrower as soon as reasonably practicable of any such increased cost, reduction, payment or forgone return which is to result in a demand under clause 14.2(bb).

       For the purposes of this clause 14.2 and clause 14.4 "holding company" means, in relation to a Finance Party, the company or entity (if any) within the consolidated supervision of which such Finance Party is included.

       For the purposes of this clause 14.2, each Borrower acknowledges that any requirement that the Finance Parties treat interest hereunder as anything other than interest shall be a change in law or the interpretation thereof.

14.3   Exceptions

       Nothing in clause 14.2 shall entitle any Finance Party to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss to the extent that the same:

       (a)    is taken into account in calculating the Additional Cost; or

       (b)    is the subject of an additional payment under clause 8.5; or

       (c) arises as a consequence of (or of any law or regulation implementing) (i) the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 and/or (ii) any applicable directive of the European Union (in each case) unless it results from any change in, or in the interpretation or application of, such proposals or any such applicable directive (or any law or regulation implementing the same) occurring after the date hereof; or

       (d) is attributable to Taxation save where it is recovered under clause 14.2(i); or

       (e) is attributable to the wilful default or gross negligence of a Finance Party.

       For the purposes of clause 14.3(c) the term "applicable directive" means (exclusively) each of the Own Funds Directive (89/299/EEC of 17th April
       1989) and the  Solvency  Ratio  Directive  (89/647/EEC  of 18th  December
       1989).

14.4   Mitigation

       If, in respect of any Finance Party (an "Affected Bank"), circumstances arise or exist which would result in:

       (a) any Borrower being required to make an increased payment to that Finance Party pursuant to clause 8.5;

       (b) the reduction of that Finance Party's Commitment in respect of any Facility to zero or any Borrower being required to prepay that Finance Party's Contribution to any Facility pursuant to clause 14.1;

       (c) any Borrower being required to make a payment to any Finance Party to compensate such Finance Party or its holding company for a liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss pursuant to clause 14.2(bb); or

       (d) any Borrower not being entitled to a deduction for UK corporation tax purposes in respect of interest payable under this Agreement to that Finance Party;

       then, without in any way limiting, reducing or otherwise qualifying the obligations of any Borrower under clause 8 and this clause 14 (and subject to such Borrower's rights under clause 6.5), such Finance Party shall, in consultation with the Facility Agent, endeavour to take such reasonable steps (and/or, in the case of clause 14.2(bb) and where the increased or additional cost, reduction, payment, forgone return or loss is that of its holding company, endeavour to procure that its holding company takes such reasonable steps) as are open to it (or, as the case may be, its holding company) to mitigate or remove such circumstances unless the taking of such steps might (in the opinion of such Finance Party) be prejudicial to such Finance Party (or, as the case may be, its holding company) and provided that such Finance Party shall be under no obligation to take any such action if in the opinion of such Finance Party to do so might have any adverse effect upon its business, operations or financial condition.

15.    SET-OFF AND PRO-RATA PAYMENTS

15.1   Set-off

       Each Borrower hereby agrees that each Finance Party may at any time, whilst any Default shall be continuing or, with respect to cash cover referred to in clause 4.12, at any time, notwithstanding any settlement of account or other matter whatsoever, combine or consolidate all or any of its then existing accounts wheresoever situate (including accounts in the name of such Finance Party or of any Borrower jointly with others), whether such accounts are current, deposit, loan or of any other nature whatsoever, whether they are subject to notice or not and whether they are denominated in Sterling or in any other currency, and set-off or transfer any sum standing to the credit of any one or more such accounts in or towards satisfaction of any moneys, obligations or liabilities which are due and payable by any Borrower to such Finance Party under the Finance Documents but are unpaid. For this purpose each Finance Party is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. No Finance Party shall be obliged to exercise any right given to it by this clause 15.1. Each Finance Party shall notify the Facility Agent promptly upon the exercise or purported exercise of any right of set-off in relation to any Borrower giving full details in relation thereto and the Facility Agent shall inform the other Finance Parties.

15.2   Pro-rata payments

       (a) If at any time any Bank (the "Recovering Bank") receives or recovers any amount owing to it by a Borrower under this Agreement by direct payment, set-off or in any manner other than by payment through the Facility Agent (not being a payment received from a Substitute or a sub-participant in such Bank's Contribution to any Facility or any other payment of an amount due to the Recovering Bank for its sole account), the Recovering Bank shall, within two Banking Days of such receipt or recovery (a "Relevant Receipt") notify the Facility Agent of the amount of the

              Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Facility Agent then:

              (i) within two Banking Days of demand by the Facility Agent, the Recovering Bank shall pay to the Facility Agent an amount equal to the excess;

              (ii) the Facility Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the relevant Borrower and shall distribute the same to the Banks (other than the Recovering Bank); and

              (iii) as between the relevant Borrower and the Recovering Bank, the excess amount so re-distributed shall be treated as not having been paid but the obligations of the relevant Borrower to the other Banks shall, to the extent of the amount so re-distributed to them, be treated as discharged.

       (b) If any part of a Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Bank to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank's pro-rata share of the amount which has to be refunded by the Recovering Bank.

       (c) Each Bank shall on request supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of this clause 15.2.

       (d) Notwithstanding the foregoing provisions of this clause 15.2, no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it in breach of clause 18.2).

       (e) The amounts due from the relevant Borrower to each of the Banks shall reflect any payments and receipts among the Banks prescribed by this clause.

       (f) Nothing in this clause 15.2 shall prevent the Issuing Bank from recovering from the relevant Borrower any amounts due under a Letter of Credit issued by the Issuing Bank.

15.3   No release

       For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 15.2 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 15.2.

15.4   No charge

       The provisions of this clause 15 are not intended to, shall not, and shall not be construed so as to, constitute a charge by a Bank. In particular it is not intended to create a charge over all or any part of a sum received or recovered by any Bank in the circumstances mentioned in clause 15.2.

16.    ASSIGNMENT, SUBSTITUTION AND LENDING OFFICES

16.1   Benefit and burden

       This Agreement shall be binding upon, and enure for the benefit of, the Finance Parties and each Borrower and their respective successors, transferees and assigns.

16.2   No assignment by the Borrower

       No Borrower may assign or otherwise transfer any of its respective rights or obligations under any of the Finance Documents.

16.3   Substitution

       Each Bank (an "Existing Bank") may at any time assign all or any of its rights and benefits under the Finance Documents or novate in accordance with clause 16.5 all or any part of its rights, benefits and/or obligations under the Finance Documents to another Qualifying Bank (a "Substitute") with the consent of the Issuing Bank, and with the consent of the Primary Borrower (not to be unreasonably withheld or delayed), save that such consent of the Primary Borrower will not be required to assignments or novations which take place prior to the Syndication Date.

16.4   Assignment

       If any Bank assigns all or any of its rights and benefits under the Finance Documents in accordance with clause 16.3, then, unless and until the assignee has agreed with the other Finance Parties that it shall be under the same obligations towards each of them as it would have been if it had been an original party thereto as a Bank, the other Finance Parties shall not be obliged to recognise that assignee as having the rights against each of them which it would have had if it had been such a party thereto.

16.5   Substitution Certificate

       (a) Subject to clause 16.5(b), if a duly completed Substitution Certificate duly executed by the Existing Bank and the Substitute is delivered five Banking Days before the proposed Effective Date (unless the Facility Agent otherwise agrees) to and counter-signed by the Facility Agent (for itself and the other parties to this Agreement other than the Existing Bank), then on the Effective Date (as defined in that Substitution Certificate) to the extent that the Existing Bank's rights, benefits and obligations under the Finance Documents are expressed in such Substitution Certificate to be the subject of a novation in favour of the Substitute effected pursuant to this clause 16.5:

              (i) the existing parties to the Finance Documents and the Existing Bank shall be released from their respective obligations towards one another under the Finance Documents ("discharged obligations") except for any obligation which the Existing Bank has to the Issuing Bank under clause 4.7 (Bank's Guarantee and Indemnity) before the date on which the novation takes place unless otherwise agreed in writing by the Issuing Bank and their respective rights against one another under the Finance Documents ("discharged rights") shall be cancelled;

              (ii) the Substitute party to such Substitution Certificate and the existing parties to the Finance Documents shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by such Substitute instead of to or by such Existing Bank;

              (iii) the Substitute party to such Substitution Certificate and the existing parties to the Finance Documents shall acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against such Substitute instead of by or against such Existing Bank; and

              (iv) the Finance Parties shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Substitute been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer;

              and, on such Effective Date, the Substitute shall (unless such novation is part of the syndication process carried out by the Arrangers) pay to the Facility Agent for its own account a fee of (pound)750. The Facility Agent shall promptly notify the other Banks of the receipt by it of any Substitution Certificate and shall promptly deliver a copy of such Substitution Certificate to the Primary Borrower.

       (b) A Substitution Certificate executed under this clause 16.5 shall be automatically effective only if and to the extent that the Substitute shall have a credit rating issued by Standard & Poors Corporation of at least A (the "Minimum Rating"). If any Substitute does not have the Minimum Rating as at the time of the transfer, then the Substitution Certificate shall not take effect until such time as the Substitute has lodged with the Issuing Bank such amount of cash by way of cash cover as would represent the amount required to be paid by that Substitute to the Issuing Bank, if the Issuing Bank were to call on the Bank's indemnity in respect of Letters of Credit contained in clause 4.6. Should the Issuing Bank issue any further Letters of Credit, such Substitute shall lodge such further cash cover as shall equal the contribution which it could be required to make to the Banks' indemnity in respect of such additional Letters of Credit. Cash cover lodged under this clause 16.5(b) or clause 4.6(d) shall be placed by the Issuing Bank in a deposit account (subject to such security arrangements as the Issuing Bank may specify) and interest (at a rate determined by the Issuing Bank from time to time) shall be for the account of and paid to such Substitute or Bank required to lodge such cash cover.

16.6   Reliance on Substitution Certificate

       The Facility Agent and the Primary Borrower shall be fully entitled to rely on any Substitution Certificate delivered to the Facility Agent in accordance with the foregoing provisions of this clause 16 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the relevant Existing Bank(s) and the Substitute(s) and none of the Facility Agent and the Primary Borrower shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Substitution Certificate if it proves to be the case that the same was not authentic or duly authorised.

16.7   Authorisation of Facility Agent

       Each party to this Agreement irrevocably authorises the Facility Agent to counter-sign each Substitution Certificate on its behalf for the purposes of clause 16.5 without any further consent of, or consultation with, such party.

16.8   Deed of Accession

       Each Borrower shall from time to time at the request of the Facility Agent promptly execute any accession deed to any of the Finance Documents and do any other act or thing or execute such further documents as directed by the Facility Agent in connection with the transfer of rights or benefits under clause 16.3.

16.9   Costs and Expenses

       Each Borrower will, promptly after demand by the Facility Agent, pay to the Facility Agent the reasonable costs and expenses incurred by it or any other Finance Party in connection with the creation of valid security in respect of any Substitute taking an assignment of rights and/or an assumption of obligations pursuant to clause 16 in those jurisdictions requiring further steps to be taken following such assignment or assumption.

16.10  Construction of certain references

       If any Bank novates all or any part of its rights, benefits and obligations as provided in clause 16.3 all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to such Bank and/or its Substitute to the extent of their respective interests.

16.11  Lending offices

       Each Bank  shall lend  through  its office at the  address  specified  in schedule  1 or,  as the  case  may be,  in or  pursuant  to any  relevant
       Substitution Certificate or through any other office of such Bank selected from time to time by such Bank through which such Bank wishes to lend for the purposes of this Agreement. If the office through which a Bank is lending is changed pursuant to this clause 16.11, such Bank shall notify the Facility Agent promptly of such change. No Bank shall exercise its rights under this clause in any manner which might reasonably be expected to result in it not being a Qualifying Bank.

16.12  Disclosure of information

       Each Borrower agrees that the Finance Parties may at any time disclose such information relating to itself, its Affiliates and associated companies as shall come into their possession, whether or not in relation to the Facility:

       (a)    to any prospective assignee, Substitute or sub-participant;

       (b)    to their respective advisers, professional or otherwise;

       (c)    to any Affiliate of such Finance Party;

       (d)    to the other Finance Parties;

       (e)    if required to do so by an order of a court in any jurisdiction;

       (f) under any law or regulation or to any applicable regulatory authority (including the Bank of England) in any jurisdiction; and

       (g) where such information shall have already entered the public domain,

       and in the case of (a) and (b) above, subject to requiring and receiving a written confirmation from the recipient of the information that it will treat in confidence any confidential information so disclosed to it and not use it for any unauthorised purpose and, upon receipt of such confirmation, such Finance Party shall in no way be liable or responsible for such information not being kept confidential by such proposed assignee, Substitute or other person.

16.13  Restrictions on novations

       Any novation by an Existing Bank which is transferring part (but not all) of its Commitment may only be made under this clause 16 if (i) it is made in respect of a Commitment of (pound)5,000,000 or any larger integral multiple of (pound)5,000,000 and (ii) as a consequence of such novation (or as a consequence of that and any other novation between the same or related parties taking effect at or about the same time) the Commitment of the Existing Bank would be not less than (pound)5,000,000. If part (but not all) of a Bank's Contribution is being transferred, the previous sentence shall be read as if it referred to "Contribution", "Contributions" and assignment instead of "Commitment" and "Commitments" and "novation" respectively.

16.14  No obligation

       The Existing Bank shall not be obliged by any Finance Document to:

       (a) accept a re-transfer from the Substitute of any of the rights and/or obligations assigned or transferred under this clause 16; or

       (b) indemnify the Substitute for any losses arising by reason of any Obligor's failure to perform its obligations under any Finance Documents or otherwise.

16.15  Syndication

       It is acknowledged that at the date of this Agreement the Facility is being made available by the Underwriters with the intention that each Underwriter may transfer any part of its participation in accordance with clause 16.5 (Substitution) and, accordingly, references to the Banks shall, before the first date on which such transfer shall be made of the Underwriter's rights, benefits and obligations under this Agreement in accordance with clause 16.5 (Substitution), be construed as a reference solely to the Underwriters.

16.16  The Borrower's undertakings in connection with syndication

       Each Borrower acknowledges that syndication of the Facility in accordance with this clause 16.16 will take place and undertakes to take reasonable steps to assist and co-operate with the Arrangers, the Facility Agent and the Underwriters in syndication by, among other things:

       (a) co-operating with site visits by the Banks and persons invited by the Arrangers to participate (in this clause 16.16 only, together the "Banks");

       (b)    participating  at  an  appropriate   senior  management  level  in
              presentations to the Banks concerning the Parent, the members of the REC Group and their activities;

       (c) using reasonable endeavours to obtain appropriate authorisations from the Auditors, other accountants, consultants and professional advisers to release for the benefit of the Banks any information addressed to a Borrower and/or the Facility Agent;

       (d) refraining from making any statement, announcement or publication or doing any act or thing which may obstruct syndication in any way;

       (e) providing the Banks with such information relating to the Parent and members of the REC Group, and their associated companies and their activities as the Banks reasonably request;

       (f) assisting the Facility Agent and the Arrangers in the preparation and review of any information which such Facility Agent and/or the Arrangers reasonably require for the purposes of syndication, including assisting in the preparation of any information memorandum and the giving of such additional warranties as the Facility Agent may reasonably request of the contents of the information and/or the warranties in clause 9, provided that any such warranties are expressed to be to the best of such Borrower's knowledge, information and belief and that it may disclose against such warranties such matters as it deems appropriate;

       (g) passing on to the Facility Agent any enquiries received by it from potential Banks; and

       (h)    agreeing   to   amendments   to  the  Finance   Documents   of  an
              administrative or technical nature or to correct typographical or other clerical errors.

17.    FACILITY AGENT

17.1   Appointment of Facility Agent

       Each Finance Party appoints the Facility Agent to act as its agent in connection with the Finance Documents to which the Facility Agent is a party and authorises the Facility Agent to exercise such rights, remedies, powers and discretions as are specifically delegated to it by the terms of this Agreement together with all reasonably incidental rights, powers and discretions. The Borrowers shall be entitled to assume that the Facility Agent represents the Finance Parties, the Reference Banks or the Majority Banks (as the case may be), and that all consents and notices given by the Facility Agent on its behalf are validly given.

17.2   Separate treatment of syndication division

       In acting as Facility Agent, the Facility Agent's syndication division (or such other division as may undertake such task) shall be treated as a separate entity from any other of its divisions or departments and, despite the provisions of clauses 17 to 21, if the Facility Agent or any Related Person acts for or transacts business with any member of a group comprising the Parent and its Affiliates or associated companies (the "Parent Group") or any other person which may be a trade competitor of the Parent Group or the Wider Group or any member of either such group or may otherwise have commercial interests similar to those of any member of such groups in any capacity in relation to any other matter (including as a Bank under this Agreement), any information acquired by the Facility Agent or any Related Person in such other capacity may be treated as confidential by the Facility Agent. The Borrowers hereby expressly acknowledge that the Finance Parties and Related Persons may be providing debt financing, equity capital or other services (including financial advisory services) to other persons with whom the Parent or the Wider Group may have conflicting interests in respect of the Facilities or otherwise.

17.3   Actions of Facility Agent

       Each action taken or decision made by the Facility Agent under or in relation to any Finance Document with requisite authority under this Agreement, including on the basis of the requisite instructions, shall be binding on all the Finance Parties.

17.4   Notification of retirement of Facility Agent or Issuing Bank

       Each of the Facility Agent and/or the Issuing Bank may resign its appointment under this Agreement at any time without assigning any reason therefor by giving not less than 30 days' prior written notice to that effect to each of the other parties to this Agreement Provided that no such resignation shall be effective until a successor for such Facility Agent or Issuing Bank (as the case may be) is appointed in accordance with the succeeding provisions of this clause.

17.5   Successor Facility Agent or Issuing Bank

       If the Facility Agent or Issuing Bank gives notice of its resignation pursuant to clause 17.4, then any reputable and experienced bank or other financial institution with an office in London may after consultation with the Borrowers be appointed as a successor to such Facility Agent or Issuing Bank (as the case may be) by the Majority Banks but, if no such successor is so appointed, the Facility Agent or Issuing Bank (as the case may be) may appoint such a successor itself.

17.6   Provisions relating to successor Facility Agent or Issuing Bank

       With effect from the date that a successor is appointed and accepts the office of Facility Agent or, as the case may be, Issuing Bank and executes such necessary documentation under this clause 17:

       (a) as regards the other Finance Parties and the Borrowers, such successor shall become bound by all the obligations of the Facility Agent or, as the case may be, the Issuing Bank and become entitled to all the rights, privileges, powers, authorities and discretions of the Facility Agent or, as the case may be, the Issuing Bank under the Finance Documents;

       (b) the agency of the retiring Facility Agent or, as the case may be, the duties of the Issuing Bank shall terminate and the retiring Facility Agent or, as the case may be, the retiring Issuing Bank shall be discharged from any further liability or obligation under the Finance Documents, but without prejudice to any liabilities which the retiring Facility Agent or, as the case may be, the retiring Issuing Bank may have incurred (including with respect to the retiring Issuing Bank any then outstanding Issued Letter of Credit) before the termination of its agency, trusteeship and/or duties;

       (c) the costs, charges and expenses of the retiring Facility Agent, or, as the case may be, the retiring Issuing Bank shall be discharged if recoverable under the provisions of this Agreement;

       (d) the provisions of the Finance Documents shall continue in effect for the benefit of any retiring Facility Agent, or, as the case may be, the retiring Issuing Bank in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency, trusteeship and/or duties (including with respect to the retiring Issuing Bank any then outstanding Issued Letter of Credit);

       (e) the retiring Facility Agent or Issuing Bank shall (at the expense of the Primary Borrower) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions as such.

17.7   Merger of Facility Agent or Issuing Bank

       Any corporation into which the Facility Agent or the Issuing Bank may be merged or converted or any corporation with which the Facility Agent or the Issuing Bank may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Facility Agent or the Issuing Bank shall be a party shall, to the extent permitted by applicable law, be the successor Facility Agent or, as the case may be, Issuing Bank under this Agreement and the other Finance Documents (as appropriate) without the execution or filing of any document or any further act on the part of any of the parties to this Agreement or, as the case may be, the other Finance Documents save that notice of merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to the Primary Borrower and the Banks.

17.8   Role of Issuing Bank

       The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Facility Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto.

18.    POWERS

18.1   General powers

       Each of the Facility Agent, the Issuing Bank, the Arrangers and the Underwriters may:

       (a) assume that the Facility Office of each Bank is that identified with its signature below (or, in the case of a Substitute, that identified in the Substitution Certificate under which it became a party to this Agreement) until it has received from such Bank a notice designating some other office of such Bank as its Facility Office, and may act upon any such notice until the same is superseded by a further such notice;

       (b) engage and pay for the advice or services of any lawyers, accountants or other advisers whose advice or services may seem necessary, expedient or desirable to it and may rely upon any advice so obtained;

       (c) rely as to matters of fact which might reasonably be expected to be within the knowledge of any Borrower upon a certificate or statement signed by or on behalf of such Borrower;

       (d) rely upon any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed;

       (e) refrain from exercising any right, power or discretion vested in it under any Finance Document unless and until instructed by the Majority Banks or, where required, all of the Banks as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised, and it shall not be liable for acting or refraining from acting in accordance with or in the absence of such instructions;

       (f) refrain from taking any step to protect or enforce the rights of any Finance Party under any Finance Document and from beginning any legal action or proceeding arising out of or in connection with any Finance Document until it has been indemnified and/or secured as it may require (whether by way of payment in advance or otherwise) against all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instructions;

       (g) refrain from doing anything which would or might in its opinion be contrary to any applicable law or any requirements (whether or not having the force of law) of any governmental, judicial or regulatory body or otherwise render it liable to any person, and do anything which is in its opinion necessary to comply with any such applicable law or requirement;

       (h) do any act or thing in the exercise of any of its powers and duties under the Finance Documents which may lawfully be done and which in its absolute discretion it deems advisable for the protection and benefit of the Finance Parties collectively;

       (i) perform any of its duties, obligations and responsibilities under the Finance Documents by or through its personnel or agents; and

       (j) accept deposits from, lend money (secured or unsecured) to and generally engage in any kind of banking or other business with, be the owner or holder of any shares or other securities of, and provide advisory or other services to the Parent and its Affiliates, and/or the REC Group or any of the Finance Parties, without any liability to account.

18.2   Specific powers of Facility Agent and Issuing Bank

       The Facility Agent and the Issuing Bank:

       (a)    may assume that:

              (i) any representation made by a Obligor in or in connection with the Finance Documents is true;

              (ii)   no Default has occurred;

              (iii) no Obligor is in breach of or default under its obligations under any Finance Document; and

              (iv) any right, power, authority or discretion vested in any of the Finance Documents upon the Majority Banks, all Banks, or any other person or group of persons has not been exercised,

              unless the Facility Agent has in its capacity as agent for the relevant Finance Parties received actual notice to the contrary from any other party to any Finance Document;

       (b) shall be at liberty to place any Finance Document and any other instruments, documents or deeds delivered to it pursuant thereto or in connection therewith for the time being in its possession in any safe deposit, safe or receptacle selected by the Facility Agent, as the case may be, or with any bank, any company whose business includes undertaking the safe custody of documents or any firm of lawyers of good repute and may make any such arrangements as it thinks fit for allowing any of the Obligors access to, or its solicitors or auditors possession of, such documents when necessary or convenient and, in the absence of gross negligence or wilful default on its part, shall not be responsible for any loss thereby incurred;

       (c) may, whenever it thinks fit, delegate by power of attorney or otherwise to any person or persons all or any of the rights, trusts, powers, authorities and discretion vested in it by any Finance Document and such delegation may be made upon such terms and subject to such conditions and subject to such regulations as the Facility Agent, as the case may be, may think fit and shall not be bound to supervise the proceedings or (in the absence of gross negligence or wilful default on its part) be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate;

       (d) notwithstanding anything else herein contained, may refrain from doing anything which would or might in its opinion be contrary to any relevant law of any jurisdiction or any relevant directive or regulation of any agency of any state or which would or might otherwise render it liable to any persons and may do anything which is, in its opinion, necessary or desirable to comply with any such law, directive or regulations;

       (e) may indemnify itself and/or every attorney, agent or other person appointed by it under any Finance Document out of any security against all liabilities arising in connection with the Facility and/or in respect of any other matter or thing done or omitted to be done in any way relating to any Finance Document or by law and/or acting as Facility Agent or Issuing Bank;

       (f) shall have the power to institute, prosecute and defend any suits or actions or other proceedings affecting the Facility Agent or Issuing Bank or any security and to compromise any matter or difference or submit any such matter to arbitration and to compromise or compound any debts owing to the Facility Agent or Issuing Bank or any other claims against it or any such terms as it shall deem sufficient and to make petition upon such terms as it shall deem desirable;

       (g) save as otherwise expressly provided herein, shall have absolute discretion as to the exercise or non exercise (and as to the manner and time of any such exercise) of all rights, trust, powers, authorities and discretions vested in it by any of the Finance Documents but shall be entitled to refrain from exercising any right, power or discretion vested in it as agent or trustee under any Finance Document unless and until instructed by the Majority Banks or, where required under this Agreement, all Banks as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

       (h) shall have absolute discretion as to the exercise or non-exercise (and as to the manner and time of any such exercise) of all rights, trust, powers, authorities and discretions in relation to any matter, or in any context, not expressly provided for by this Agreement to act or, as the case may be, refrain from acting in accordance with the instructions of the Majority Banks;

       (i) shall have the power to give or enter into any indemnity, warranty, guarantee, undertaking or covenant or to enter into any type of agreement as it shall, with the approval of the Majority Banks (or, where required under this Agreement, all Banks) and subject to all other provisions of the Finance Documents, think fit in relation to any security in respect of the Facility;

       (j) shall (subject to clause 19) be entitled (in its own name or in the names of nominees) to invest moneys from time to time which, in the opinion of the Facility Agent or the Issuing Bank, it would not be practicable to distribute immediately by placing the same on deposit in the name or under the control of itself as it may think fit without being under any duty to diversify the same and it shall not be responsible for any loss due to interest rate or exchange rate fluctuations;

       (k) with respect to its own Commitments and Contributions (if any), shall have the same rights and powers under this Agreement and the other Finance Documents as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and/or the other Finance Documents and the term "Banks" shall, unless the context clearly otherwise indicates, include the Facility Agent and Issuing Bank in their individual capacities as Banks.

19.    DUTIES

19.1   Specific duties of the Facility Agent

       The Facility Agent (for the benefit of the other Finance Parties only) shall:

       (a) promptly upon receipt inform each Bank of the contents of any notice or document or other information received by it on or after the date of this Agreement in its capacity as Facility Agent under this Agreement from any Borrower;

       (b) promptly notify each Bank of the occurrence of any Default or any material breach by any Obligor in the due performance of its obligations under this Agreement or any guarantee or security in respect of the Facility of which the Facility Agent has received written notice from any other party to any Finance Document;

       (c) save as otherwise provided herein, act in accordance with any instructions given to it by the Majority Banks (which instructions shall be binding on all of the Finance Parties);

       (d) if so instructed by the Majority Banks (or, where so required under this Agreement, all Banks), refrain from exercising any right, remedy power or discretion vested in it under the Finance Documents;

       (e) except as regards purely administrative acts, consult whenever reasonably practicable with the Banks before doing or refraining from doing any act or thing in the exercise of its powers as agent and/or trustee;

       (f) to the extent that it receives or recovers monies following the service of a notice in accordance with Clause 12.2 pursuant to or as a result of any breach of any Finance Document to be applied in discharging any obligation (whether actual or contingent, present or future) of any Obligor under any Finance Document, apply such monies (without prejudice to the respective rights of the Facility Agent pursuant to any Finance Document to credit any monies received by it to any suspense account) as between the Finance Parties in accordance with clause 8.9 as if they were a partial payment; and

       (g) shall make each such application and/or distribution as soon as is practicable after the relevant moneys are received by, or otherwise become available to, it save that the Facility Agent may credit any moneys received by it to a suspense account for so long and in such manner as the Facility Agent may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of their respective claims against any Obligor or any other person liable.

20.    EXONERATION

20.1   Absence of obligation on initial Finance Parties

       Despite anything to the contrary expressed or implied in any Finance Document, each of the Facility Agent, the Issuing Bank, the Arrangers and the Underwriters shall:

       (a) not be bound to enquire as to and will have no liability in respect of:

              (i) whether or not any representation or warranty made by any Obligor under or in connection with any Finance Document is true, complete or adequate;

              (ii)   the occurrence or otherwise of any Default;

              (iii) the performance by any Obligor of its obligations under any Finance Document; or

              (iv) any breach or default by any Obligor of or under its obligations under any Finance Document;

       (b) not be bound to account to any Finance Party for any fee or other sum or the profit element of any sum received by it for its own account;

       (c) not be bound to disclose to any other person any information relating to any member of the REC Group if such disclosure would or might in its opinion constitute a breach of any law or regulation or duty of confidentiality or be otherwise actionable at the suit of any person;

       (d) not be under any fiduciary or other duty towards any Finance Party or under any obligations other than those expressly provided for in any Finance Documents;

       (e) not be liable (in the absence of its own gross negligence or wilful default):

              (i) for any failure, omission, or defect in the due execution, delivery, validity, legality, adequacy, performance, enforceability, or admissibility in evidence of any Finance Document or any communication, report or other document delivered under any Finance Document; or

              (ii) in respect of its exercise or failure to exercise any of its powers and duties under any Finance Document; or

       (f) not have any duties, obligations or liabilities other than those expressly provided for in this Agreement and have no liability or responsibility (in the absence of its own gross negligence or wilful default) of any kind to:

              (i) any member of the Wider Group arising out of or in relation to any failure or delay in the performance or breach by any Finance Party (other than itself) of any of its obligations under or in connection with any Finance Document; or

              (ii)   any Finance Party arising out of or in relation to:

                     (aa) the financial condition of any member of the Wider Group; or

                     (bb) any failure or delay in the performance or breach by any Obligor of any of its obligations under or in connection with any Finance Document or the Facility;

       (g) not be bound to check or enquire on behalf of any other Finance Party into or liable for the adequacy, accuracy, execution, genuineness, enforceability, admissibility in evidence or completeness of any communication delivered to it under any of the Finance Documents, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any of the Finance Documents, any security to be constituted thereby or any other report or other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the date of this Agreement;

       (h) be entitled to accept without enquiry, requisition or objection such right and title as any Obligor may have to that part of the property belonging to it (or any part thereof) which is the subject matter of any Finance Document and not be bound or concerned to investigate or make any enquiry into the right or title of such person to such property (or any part thereof) or, without prejudice to the foregoing, to require such person to remedy any defect in such person's right or title as aforesaid;

       (i) be entitled to invest monies which in the opinion of the Facility Agent may not be paid out promptly following receipt in the name or under the control of the Facility Agent or Issuing Bank in any of the investments for the time being authorised by law for the investment by trustees of trust monies or in any other investments whether similar to the aforesaid or not which may be requested by the Majority Banks or by placing the same on deposit in the name or under the control of the Facility Agent or Issuing Bank as the Facility Agent may think fit and the Facility Agent or Issuing Bank may at any time vary or transpose any such investments for or into any others of a like nature and (in the absence of gross negligence or wilful default on the part of such Facility Agent or Issuing Bank) shall not be responsible for any loss thereby incurred whether due to depreciation in value of such investments or any other reason whatever;

       (j) not be bound to take any steps or perform any obligation or exercise any right or fulfil any request if to do so might in its sole opinion breach or conflict with or contradict or be contrary to any rule, regulation, law, regulatory requirement, court order or judgment in any jurisdiction or expose the Facility Agent, the Issuing Bank, the Arrangers or the Underwriters to liabilities in any jurisdiction or be otherwise actionable at the suit of any person;

       (k)    not be liable for any failure:

              (i) to require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the property mortgaged, charged, assigned or otherwise encumbered by or pursuant to any security;

              (ii) to obtain any licence, consent or other authority for the execution, delivery, validity, legality, adequacy, performance, enforceability or admissibility in evidence of any of the Finance Documents; or

              (iii) to register or notify any of the foregoing in accordance with the provisions of any of the documents of title of any Obligor;

       (l) have no liability (save as otherwise provided in clauses 17 to 23) otherwise in connection with the Facility or their negotiations or for acting (or as the case may be refraining from acting) in connection with the instructions of the Majority Banks.

20.2   Indemnity from Banks

       Each Bank shall, in its Proportion, on demand by the Facility Agent, the Issuing Bank or any Arranger from time to time, indemnify the Facility Agent, the Issuing Bank or the Arranger, against any and all fees (to the extent properly chargeable by the Facility Agent, the Issuing Bank or the Arranger under any Finance Document but not promptly recovered from any Obligor), costs, claims and expenses and liabilities including any VAT thereon:

       (a) to which the Facility Agent or Issuing Bank becomes subject by reason of it acting as agent or security trustee; or

       (ii) incurred by the Facility Agent or any attorney, agent, delegate or other person appointed by the Facility Agent under any Finance Document in relation to or arising out of the taking or holding of any of the security given or created by or pursuant to any of the Finance Documents or in the execution or purported or attempted execution of the rights, trusts, powers, authorities, discretions and obligations vested in it; or

       (iii)  which it is otherwise entitled to recover from any Obligor,

       in each case under any of the Finance Documents or by law, including those relating to all actions, proceedings, claims and demands in respect of any matter or thing done or omitted in any way relating to the Finance Documents any exercise or non exercise of any right, power or discretion, and all amounts due to the Facility Agent by way of remuneration for acting as agent or trustee under any of the Finance Documents (collectively the "Liabilities"). Each Borrower shall counter-indemnify the Banks against all payments by them under this clause 20.2. If a Bank (referred to in this clause 20.2 as a "defaulting Bank") fails to pay its due contribution under this indemnity, then the Facility Agent may (without prejudice to its other rights and remedies) deduct the amount due from the defaulting Bank from any sums which are then or afterwards in its possession which would otherwise be payable to the defaulting Bank.

20.3   Disclaimer

       Neither the Facility Agent or the Issuing Bank, nor any Arranger or Underwriter accepts responsibility to any other Finance Party for the accuracy and/or completeness of any information supplied in connection with any Finance Document or for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and neither the Facility Agent or the Issuing Bank, nor any Arranger or Underwriter shall be under any liability to any other Finance Party as a result of taking or omitting to take any action in relation to any Finance Document (except in the case of its gross negligence or wilful misconduct).

20.4   No actions against individuals

       Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Facility Agent, the Issuing Bank, any Arranger or Underwriter any claim it may have against any of them in respect of the matters referred to in clause 20.3.

20.5   Credit appraisals

       It is agreed by each Bank, by virtue of its execution of this Agreement or its accession to this Agreement, that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each member of the REC Group, and, accordingly, each Bank confirms to each of the Facility Agent, the Issuing Bank, the Arrangers, the Underwriters and other Banks that it:

       (a) does not enter into this Agreement nor accede to it on the basis of and has not relied on and will not rely on any statement, opinion, forecast or other representation (whether negligent or innocent) or warranty or other provision (in any case whether oral, written, express or implied) made by, or agreed to, the Facility Agent, the Issuing Bank, any Arranger, any Underwriter or any other Bank to induce it to enter into this Agreement or any other Finance Document except as expressly set out therein and the remedies available in respect of any such misrepresentation or untrue statement made to such Bank shall be limited to a claim for breach of contract under this Agreement; and

       (b) has not relied on and will not rely on the Facility Agent, the Issuing Bank, any Arranger, any Underwriter or any other Bank:

              (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by or on behalf of any Obligor or any of its Affiliates in connection with any Finance Document and/or the transactions contemplated in the Finance Documents (whether or not such information has been or is after the date of this Agreement circulated to such Bank by the Facility Agent, the Issuing Bank, any Arranger or Underwriter or as the case may be any other Bank); or

              (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Obligor or any of its Affiliates.

       Provided that clause 20.5(a) shall not apply to any statement or representation made fraudulently, or to any provision of this Agreement which was induced by fraud for which the remedies available shall be all those available under English law.

20.6   Exoneration of Related Persons

       All the provisions of this clause 20 and of any other provision of any Finance Document protecting (including indemnifying) or limiting the liability of any Finance Party, or exonerating it from liability or responsibility, which may enure to the benefit of the such Finance Party shall also be deemed to be given for the benefit of all Related Persons to whom they are capable of relating or in respect of whom they are capable of taking effect.

20.7   Pre-contractual effect of exoneration

       For the avoidance of doubt, the guarantee, indemnity, exonerations and other protections in favour of the Facility Agent, the Issuing Bank, the Arrangers, the Underwriters and the Related Persons contained in the Finance Documents shall take effect in respect of all events, action and omissions occurring before the execution and completion of this Agreement as well as events, actions and omissions occurring on or after its execution and completion and to the extent that any liability should be adjudged to have arisen prior to the date of this Agreement, such liability is hereby completely released.

21.    ENFORCEMENT AND RECOVERIES

21.1   Obligations owed by each Borrower to Finance Parties

       Each Borrower agrees that:

       (a) all claims in the Finance Documents may be enforced, realised and distributed by the Facility Agent and, where relevant, the Issuing Bank in accordance with their respective powers and obligations of the Finance Parties set out in clauses 18 and 19;

       (b) if it receives any sum from any person which, pursuant to the Finance Documents, should have been paid to the Facility Agent, such sum shall be held on trust for the Finance Parties and shall forthwith be paid over to the Facility Agent.

       (c) the obligations and liabilities the subject of any Guarantee shall only be discharged by virtue of receipt or recovery by the Facility Agent of monies, or of payments made by the Facility Agent hereunder, to the extent that the ultimate recipient actually receives monies from the Facility Agent hereunder.

21.2   Obligations owed by Finance Parties to Facility Agent and Security Agent

       The Finance Parties agree between themselves not to take any action separately to enforce or attempt to enforce any Guarantee or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to any Guarantee.

22.    DETERMINATION OF MATTERS

22.1   Majority Bank matters: amendments and waivers

       Except as provided in clauses 22.4 and 22.5, with the prior written consent of the Majority Banks, the Facility Agent and the Primary Borrower may from time to time:

       (a) enter into written amendments, supplements or modifications to the Finance Documents (however fundamental) for the purpose of adding any provisions to the Finance Documents or changing in any manner the rights and/or obligations of any of the Obligors, the Facility Agent, the Issuing Bank and the Banks; and

       (b) execute and deliver to the Primary Borrower a written instrument waiving prospectively or retrospectively, on such terms and conditions as the Facility Agent may specify in such instrument, any of the requirements of any of the Finance Documents, or giving any consents or approvals thereunder.

22.2   Documentation of Majority Bank changes

       Any action so authorised  and effected by the Facility Agent under clause
       22.1 shall be documented in such manner as the Facility Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks by the Facility Agent and (without prejudice to the generality of clause 17.3) shall be binding on all the Banks.

22.3   Majority bank matters: enforcement

       If the Facility Agent makes a declaration under clause 12.2 the Facility Agent shall, in the names of all the Banks, take such action on behalf of the Banks and conduct such negotiations with any Obligor and generally administer the Facility in accordance with the wishes of the Majority Banks. All the Banks shall be bound by the provisions of this clause 22.3 and no Bank shall be entitled to take action independently against the Primary Borrower without the prior consent of the Majority Banks.

22.4   All Bank matters: amendments and waivers

       Except with the prior written consent of all the Banks, the Facility Agent shall not have authority on behalf of the Banks to agree with any Borrower any amendment or modification to this Agreement or to vary or waive breaches of or defaults under or otherwise excuse performance of any provision of this Agreement by any Borrower, if the effect of such would be to:

       (a)    reduce the Applicable Margin;

       (b) postpone the due date or reduce the amount of any payment of principal, interest, commitment commission or other amount payable by any Borrower under this Agreement;

       (c) change the currency in which any amount is payable by any Borrower under this Agreement;

       (d) have the effect of changing the amount of any Facility, any Bank's Commitment or the principal or face amount or currency of any Advance;

       (e)    extend any period during which a Drawdown Notice may be delivered;

       (f) change any provision of this Agreement which expressly requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the sanction of all the Banks;

       (g) change the definitions of Borrowed Money, Event of Default, Majority Banks, Default, Final Repayment Date or Substitution Certificate;

       (h) agree with any Obligor any amendment of, or action in relation to, any Guarantee which would have the effect of:

              (i) extending the due date or reducing the amount of any payment under any Guarantee; or

              (ii) changing the currency in which any amount is payable under any Guarantee;

       (i)    change clause 15.2 (Pro-rata Payments); or

       (j)    change this clause 22 or clause 23.

22.5   Execution of new security

       For the purposes of this clause 22 it is expressly agreed and acknowledged that the execution of a guarantee and/or deed of adherence by a new REC Company or other Obligor or proposed Obligor or any deed or instrument pursuant to a further assurance provision in this Agreement or the other Finance Documents shall not constitute an amendment or modification to, or variation of, any of the Finance Documents.

22.6   Veto of Facility Agent

       Regardless of any other provision in this Agreement, the Facility Agent and, to the extent affected, the Issuing Bank shall not be obliged to agree to any such waiver, amendment, supplement or modification if it would:

       (a)    amend, modify or waive any provision of clause 22; or

       (b) otherwise amend, modify or waive any of the Facility Agent's, the Issuing Bank's or the Arrangers' rights under any of the Finance Documents to any additional obligations under such documents.

22.7   Administrative determinations

       The Facility Agent may determine purely administrative matters without reference to the Banks.

23.    BASIS OF DECISIONS

23.1   Meaning of Majority Banks

       Where this Agreement provides for any matter to be determined by reference to the opinion of, or to be subject to the consent or request of, the Majority Banks or for any action to be taken on the instructions of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Banks shall have given or issued such opinion, consent, request or instructions, but so that (as between each Borrower and the Finance Parties) each Borrower shall be entitled (and bound) to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks when notified to this effect by the Facility Agent whether or not this is the case.

23.2   Notice to Majority Banks

       If, within 10 Banking Days of the Facility Agent despatching to each Bank a notice requesting instructions (or confirmation of instructions) from the Banks or the agreement of the Banks to any amendment, modification, waiver, variation or excuse of performance for the purposes of, or in relation to, any of the Finance Documents, the Facility Agent has not received a reply specifically giving or confirming or refusing to give or confirm the relevant instructions or, as the case may be, approving or refusing to approve the proposed amendment, modification, waiver, variation or excuse of performance, then (subject to clause 23.4) the Facility Agent shall treat any Bank which has not so responded as having indicated a desire to be bound by the wishes of 662/3 per cent. of those Banks (measured in terms of the relevant Contributions or, if none, the relevant Commitments of those Banks) which have so responded. Any Bank which notifies the Facility Agent of a wish or intention to abstain on any particular issue shall be treated as if it had not responded.

23.3   Meaning of all Banks

       Where this Agreement or any other Finance Document, provides for any matter to be determined by reference to the opinion of, or to be subject to the consent of or request of all of the Banks or the Banks acting unanimously or for any action to be taken on the instruction of all the Banks such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by all the Banks (or the Banks acting unanimously) if all the Banks shall have received prior notice (the "Agent's Notice") of such matter containing a request for written instructions from such Bank to be received by the

       Facility Agent within ten Banking Days of the receipt (or the deemed receipt pursuant to clause 24.1(b)) of the Agent's Notice. If, in respect of a Bank, the Facility Agent:

       (a) shall not have received written instructions in respect of such matter from such Bank; and

       (b) the Facility Agent shall have received written instructions in respect of such matter from at least five other Banks,

       in each case within such time period (and subject to clause 23.4), such Bank shall be deemed to have irrevocably renounced and waived its right to make any such determination, approval, consent or provide instructions to the Facility Agent in respect of such matter; shall not have any rights, recourse or remedy against the Facility Agent in respect of such matter; and shall be bound (as shall each Borrower) by the determination, approval, consent or instructions of the other Banks in respect of such matter. Clauses 23.1 and 23.2 shall not apply in relation to those matters which are to be decided by all the Banks.

23.4   Late responses

       In any case where a Bank fails to respond within the time limit set down under clauses 23.2 or 23.3, such Bank's response, if it responds before any determination or instruction is acted upon or communicated to any Borrower, will be taken into account as if it had been received within the time limit Provided that the Facility Agent has received actual notice of such response before any such action or communication.

23.5   Costs

       If the Primary Borrower requests, or if the Facility Agent requires in accordance with clause 10.3(c) or any other provision of this Agreement, any amendment, supplement, modification or waiver under clauses 22.1 or
       22.3 (Majority Bank matters) or clauses 22.4 or 22.5 (All Bank matters), then the Primary Borrower shall, on demand by the Facility Agent, reimburse the Facility Agent for all costs and expenses (including legal fees), together with any VAT on them, incurred by the Facility Agent in the negotiation, preparation and execution of any written instrument contemplated by clauses 22.1 or 22.3 (Majority Bank matters) or clauses
       22.4 or 22.5 (All Bank matters).

23.6   No partnership

       This Agreement shall not and shall not be construed so as to constitute a partnership between the parties to this Agreement or any of them.

23.7   Change of Reference Banks

       If:

       (a) the whole of the Contributions (if any) of any Reference Bank are prepaid;

       (b) the Commitments (if any) of any Reference Bank are reduced to zero prior to the end of the Finance Period;

       (c) a Reference Bank novates the whole of its rights and obligations (if any) as a Bank under this Agreement; or

       (d) a Reference Bank ceases to provide quotations to the Facility Agent upon request for the purposes of determining LIBOR (where such quotations are required having regard to the definition of "LIBOR" in clause 1.2)

       the Facility Agent may, acting on the instructions of the Majority Banks, terminate the appointment of such Reference Bank and after consultation with the Primary Borrower appoint another Bank to replace such Reference Bank.

24.    MATTERS CONCERNING THE OBLIGORS

24.1   Additional Borrower

       The Primary Borrower may with the prior written consent of the Facility Agent at any time during the term of this Agreement designate another directly wholly owned, English incorporated Subsidiary of the Primary Borrower which is or, on or prior to it making a drawdown hereunder, will become a REC Company as an Additional Borrower under the Facility, by giving not less than 10 days' written notice to the Facility Agent. No such accession shall be valid until the Primary Borrower has procured the delivery to the Facility Agent of a Deed of Accession duly executed by the proposed Additional Borrower. Any member of the Group wishing to become an Additional Borrower shall also become an Additional Guarantor.

24.2   Guarantees from REC Companies

       The Primary Borrower shall:

       (a) notify the Facility Agent as soon as reasonably practicable after it becomes aware that any member of the Group is to become a REC Company; and

       (b) procure that each such member of the Group becomes an Additional Guarantor by the time it becomes a REC Company.

24.3   Deed of Accession

       Any member of the Group which is to become either an Additional Guarantor or both an Additional Borrower and an Additional Guarantor shall deliver to the Facility Agent:

       (a)    a Deed of Accession (incorporating a Guarantee) executed by it;

       (b) the documents specified in clause 3 of the Deed of Accession, in form and substance satisfactory to the Facility Agent;

       (c) such other information relating to that Subsidiary as the Facility Agent may reasonably require; and

       (d) a guarantee executed by the Guarantors (other than the Additional Borrower) in a form satisfactory to the Facility Agent of the Additional Borrower's obligations to the Banks under the Finance Documents unless the Guarantees already executed by such Guarantors would (to the satisfaction of the Facility Agent) guarantee such Additional Borrower's obligations.

       Such a member of the Group shall become an Additional Obligor when the relevant Deed of Accession has been executed by the Facility Agent, such Subsidiary and the Primary Borrower and the Facility Agent has notified the Primary Borrower that it has received the other items referred to in this clause 24.3.

24.4   Primary Borrower as Obligors' Agent

       Each Obligor (other than the Primary Borrower), and each Additional Obligor by its execution of a Deed of Accession, irrevocably appoints the Primary Borrower as its agent for all purposes of or connected with the Finance Documents (including, without limitation, the giving of any Drawdown Notice under the Facility, the execution of future Deeds of Accession on its behalf and any agreement to the continuance of its Guarantee on its behalf). Each of the Finance Parties may rely upon any document, notice, confirmation or agreement (whether given in writing or orally) signed by or given by, or on behalf of the Primary Borrower as if it had been signed by or given by each and every other Obligor. The Primary Borrower may give a good receipt for any sum payable to each and every other Borrower under this Agreement.

24.5   Obligations unconditional

       The obligations of each Obligor under this Agreement and each other Finance Document are unconditional and irrevocable (subject to the express provisions of this Agreement) and shall not be in any way affected or discharged by reason of any matter in connection with the offer for shares in The Energy Group PLC made by TU Acquisitions PLC.

24.6   Obligations Several

       The obligations of each Obligor under this Agreement and the other Finance Documents are several and the failure of any Obligor to perform such obligations shall not release any other Obligor from its obligations under this Agreement.

25.    NOTICES AND OTHER MATTERS

25.1   Address for Notice

       Every notice, request, demand or other communication under this Agreement shall:

       (a) be in writing delivered personally or by first-class prepaid letter (airmail if available) or telefax;

       (b) be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a letter, when delivered personally or 2 days after it has been put into the post and, in the case of a telefax, when a complete and legible copy is received by the addressee (unless the time of despatch of any telefax is after close of business in which case it shall be deemed to have been received at the opening of business on the next Banking Day); and

       (c)    be sent:

              (i)    to the Primary Borrower at:

                     Wherstead Park,
                     Wherstead,
                     Suffolk 1PQ 2AQ

                     Telefax:          +44 (0)1473 555034
                     Attention:        Mike Andrews

                     with a copy to:

                     TU Acquisitions PLC
                     117 Piccadilly
                     London W1

                     Telefax:          +44 (0) 1473 555034
                     Attention:        Finance Director

              (ii)   to the Facility Agent at:

                     Chase Manhattan International Ltd
                     Trinity Tower
                     9 Thomas More Street
                     London E1 9YT

                     Telefax:          +44 171 777 2360
                     Attention:        Stephen Clarke

              (iii)  to the Issuing Bank at:

                     The Chase Manhattan Bank
                     Trinity Tower
                     9 Thomas More Street
                     London E1 9YT

                     Telefax:          +44 171 777 2360
                     Attention:        Stephen Clarke

              (iv)   to each Bank at its address or telefax number  specified in schedule 1 or in, or pursuant to, any relevant Substitution Certificate

              (v)    to the Arrangers:

                     Chase Manhattan plc
                     125 London Wall
                     London EC2Y 5AJ

                     Telefax:          +44 171 777 3840
                     Attention:        Cheryl Boucher/Kristian Orssten

                     Lehman Brothers International (Europe)
                     3 World Financial Center
                     10th Floor
                     200 Vesey Street
                     New York
                     NY 10285

                     Telefax:          001 212 528 0819
                     Attention:        Michele Swanson

                     Merrill Lynch Capital Corporation
                     c/o Merrill Lynch & Co
                     World Financial Center
                     North Tower
                     250 Vesey Street
                     New York
                     NY 10281

                     Telefax:          001 212 447 9461
                     Attention:        Pete Wersching

              or to such other address or telefax number as is notified by the Primary Borrower, or a Finance Party, as the case may be, to the other parties to this Agreement.

25.2   Notice to Facility Agent

       Every notice, request, demand or other communication under this Agreement to be given by a Borrower shall be given by the Primary Borrower and by the Primary Borrower to any other party shall be given to the Facility Agent for onward transmission as appropriate and to be given to a Borrower shall (except as otherwise provided in this Agreement) be given by the Facility Agent to the Primary Borrower.

25.3   No implied waiver, remedies cumulative

       No failure or delay on the part of the Finance Parties or any of them to exercise any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Finance Parties or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

25.4   English translations

       All certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement shall be in the English language or shall be accompanied by a certified English translation upon which the Finance Parties shall be entitled to rely.

25.5   Counterparts

       This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

25.6   Severance

       If any provision of this Agreement is held to be illegal, invalid or unforceable in whole or in part this Agreement shall continue to be valid as to its other provisions and the remainder of the affected provision.

26.    GOVERNING LAW AND JURISDICTION

26.1   Law

       This Agreement shall be governed by English law.

26.2   Submission to jurisdiction

       The parties to this Agreement agree for the benefit of the Finance Parties that:

       (a) if any party has any claim against any other arising out of or in connection with this Agreement, such claim shall (subject to clause 25.2(c)) be referred to the High Court of Justice in England, to the jurisdiction of which each of the parties irrevocably submits;

       (b) the jurisdiction of the High Court of Justice in England over any such claim against any Finance Party shall be a non-exclusive jurisdiction and no courts outside England shall have jurisdiction to hear or determine any such claim; and

       (c) nothing in this clause 25.2 shall limit the right of any Finance Party to refer any such claim against any Borrower to any other court of competent jurisdiction outside England, to the jurisdiction of which such Borrower hereby irrevocably agrees to submit, nor shall the taking of proceedings by any Finance Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

                                   Schedule 1

                         The Banks and their Commitments

================================================================================
            Bank                                            Commitments

 Address and telefax number

--------------------------------------------------------------------------------

The Chase Manhattan Bank                               (pound)83,333,333.34

125 London Wall
London
EC2Y 5AJ

Fax:  +44 171 777 3840
Attn: Cheryl Boucher
--------------------------------------------------------------------------------

Lehman Commercial Paper Inc.                           (pound)83,333,333.33

3 World Financial Center
10th Floor
200 Vesey Street
New York
NY 10285

Fax:  +212 528 0819
Tel:  +212 526 0330
Attn: Michele Swanson
--------------------------------------------------------------------------------

Merrill Lynch Capital Corporation                      (pound)83,333,333.33

4 World Financial Center
c/o Merrill Lynch & Co
North Tower
7th Floor
250 Vesey Street
New York
NY 10281 - 1307

Fax: +212 449 9461
Tel: +212 449 4972
Attn: Pete Wersching
--------------------------------------------------------------------------------

                                   Schedule 2

                            Forms of Drawdown Notice

                                     Part A

                                    Advances


To:  [Name and address of Facility Agent]

                                                                          [DATE]
Attention: o
          (pound)250,000,000 Revolving Credit Facility Agreement dated o 1998

1. We refer to the above Agreement and hereby give you notice that Eastern Electricity plc wishes to draw an Advance:

       (a)    on o 19 o ;

       (b)    in the sum of (pound)o;

       (c)    with a Maturity Period in respect thereof of o months; and

       (d) the proceeds of such fund to be credited to [name and number of account] with [details of bank in London].

2.     We confirm that:

       (a) no event or circumstance has occurred and is continuing which constitutes a Default; and

       (b) the applicable representations and warranties contained in clause 9 of the above Agreement are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date.

3. Words and expressions defined in the above Agreement shall have the same meanings where used herein.


                              For and on behalf of
                             Eastern Electricity plc


                         ..............................
                             Duly authorised officer

                                     Part B

                                Letters of Credit


To:  [Name and address of Facility Agent]


Attention:
--------------------------------------

                                                                          [DATE]


       (pound)250,000,000 Revolving Credit Facility Agreement dated o 1998

1. We refer to the above Agreement and hereby give you notice that Eastern Electricity plc requests the Issue of a Letter of Credit as follows:

       (a)    Drawdown Date: [__________]

       (b)    Expiry Date: [__________]

       (c)    Currency: [__________]

       (d)    Beneficiary: [__________]

       (e)    Amount: [__________]

       (f)    Purpose: [__________]

       (g)    Issue instructions: [__________]

       (h)    Documents required to be presented: [__________].

2.     We confirm that:

       (a) no event or circumstance has occurred and is continuing which constitutes a Default; and

       (b) the applicable representations and warranties contained in clause 9 of the above Agreement are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date.

3. Words and expressions defined in the above Agreement shall have the same meanings where used herein.

                              For and on behalf of
                             Eastern Electricity plc

                         ..............................
                             Duly authorised officer

                                   Schedule 3

                              Conditions Precedent



1. Evidence that the offer made by TU Acquisitions PLC for the entire issued share capital of The Energy Group PLC has become or been declared unconditional in all respects and that the obligations of the Underwriters in favour of TU Finance (No.1) Limited under the acquisition facility agreement dated 2 March 1998 (and amended and restated as of 3 March 1998 and 21 April 1998 and May 1998) have become unconditional.

2. Delivery of a notice of cancellation of the agreement dated 5 August 1996 between The Energy Group PLC, Citibank International plc as agent, Barclays Bank PLC and Midland Bank plc so that it is no longer available for drawing.

3. Delivery of the latest stand-alone audited accounts for the Primary Borrower prepared on the basis of Appropriate Accounting Principles for the year ending 31 March 1997 or, if available, 31 March 1998.

4. A certified copy of the certificate of incorporation and the memorandum and articles of association of the Primary Borrower.

5. A certified copy of the resolutions of the board of directors of the Primary Borrower evidencing approval of this Agreement (to which that company is a party) and authorising its appropriate duly authorised officers to execute and deliver this Agreement and to give all notices and take all other action required by the Primary Borrower under this Agreement.

6. Specimen signatures, authenticated by the company secretary or a director of the Primary Borrower, of the persons authorised in the resolutions of the board of directors referred to in paragraph 3 above.

7. A certificate of a director of the Primary Borrower certifying that the borrowing of the Total Commitments in respect of the Facility would not cause any borrowing limit binding on the Primary Borrower to be exceeded.

                                   Schedule 4

                         Calculation of Additional Cost

1. The Additional Cost for any period shall (subject to paragraph 2(e) below) be calculated in accordance with the following formula:

                   BY + L(Y - X) + S(Y - Z) per cent per annum
                   ------------------------
                         100 - (B + S)

       where on the day of application of the formula:

       B is the percentage of the Facility Agent's eligible liabilities which the Bank of England then requires the Facility Agent to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

       Y is the rate at which Sterling deposits are offered by the Facility Agent to leading banks in the London Interbank Market at or about 11 a.m. on that day for the relevant period;

       L is the percentage of eligible liabilities which (as a result of the requirements of the Bank of England) the Facility Agent maintains as secured money with members of the London Discount Market Association or in certain marketable or callable securities approved by the Bank of England;

       X is the rate at which secured Sterling investments may be placed by the Facility Agent with members of the London Discount Market Association at or about 11 a.m. on that day for the relevant period or, if greater, the rate at which Sterling bills of exchange (of a tenor equal to the duration of the relevant period) eligible for rediscounting at the Bank of England can be discounted in the London Discount Market at or about 11 a.m. on that day;

       S is the percentage of the Facility Agent's eligible liabilities which the Bank of England requires the Facility Agent to place as a special deposit; and

       Z is the interest rate expressed as a percentage per annum allowed by the Bank of England on special deposits.

2.     For the purpose of this schedule 4:

       (a) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England; and

       (b) "relevant period" in relation to each period for which Additional Cost falls to be calculated means:

              (i)    if it is 3 months or less, that period; or

              (ii)   if it is more than 3 months, 3 months.

       (c) In the application of the formula, B, Y, L, X, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5 per cent and Y = 15 per cent BY is calculated as 0.5 x 15.

       (d) The formula shall be applied on the first day of each relevant period. Each amount shall be rounded up to the nearest four decimal places.

       (e) If the Facility Agent determines that a change in circumstances (including the introduction of charges by the FSA in June 1998) has rendered, or will render, the formula inappropriate, the Facility Agent (after consultation with the Banks) shall notify the Primary Borrower of the manner in which the Additional Cost will subsequently be calculated. The manner of calculation so notified by the Facility Agent shall, in the absence of manifest error, be binding on all the parties.

                                   Schedule 5

                        Form of Substitution Certificate
                          (referred to in clause 16.5)

NB 1. Banks are advised not to employ Substitution Certificates or otherwise to assign, novate or transfer interests in the Agreement without first ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services Act 1986 and regulations made thereunder.

   2. It is expected that Banks will enter into separate arrangements dealing with the monies to be paid to the Existing Bank by the Substitute in consideration of the novation (e.g. principal, accrued interest, fees and any mismatched funding adjustment). Unless the Effective Date is a rollover date, mismatches of parties' funding may arise. This Certificate does not deal with these issues, nor does it deal with any interim risk participation the Existing Bank may grant to the Substitute pending the Effective Date.



To: [Name of Facility Agent] on its own behalf, as Facility Agent and on behalf of each other party to the Agreement mentioned below.

Attention: o                                                              [DATE]

                            Substitution Certificate

This Substitution Certificate relates to a (pound)250,000,000 Revolving Credit Facility Agreement (the "Agreement") dated [ ] [March] 1998 between Eastern Electricity plc as the Primary Borrower (1) Chase Manhattan plc, Lehman Brothers International (Europe), Merrill Lynch Capital Corporation as Arrangers (2), various banks and financial institutions as Underwriters (3) The Chase Manhattan Bank as Issuing Bank (4) Chase Manhattan International Limited as Facility Agent
(5). Terms defined in the Agreement shall have the same meaning in this Substitution Certificate unless otherwise defined herein.

1. [Existing Bank] (the "Existing Bank") (a) confirms the accuracy of the summary of its participation in the Agreement set out in the schedule below; and (b) requests [Substitute Bank] (the "Substitute") to accept by way of novation the portion of such participation specified in the schedule to this Substitution Certificate by counter-signing and delivering this Substitution Certificate to the Facility Agent at its address for the service of notices specified in the Agreement.

2. The Substitute hereby requests the Facility Agent (on behalf of itself, the other Finance Parties, the Primary Borrower and all other parties to the Agreement) to accept this Substitution Certificate as being delivered to the Facility Agent pursuant to and for the purposes of clause 16.5 of the Agreement so as to take effect in accordance with the terms of such clause 16.5 on [date of transfer] (the "Effective Date") or on such later date as may be determined in accordance with the terms of the Agreement.

3. The Facility Agent (on behalf of itself, the other Finance Parties, the Primary Borrower and all other parties to the Agreement) confirms the novation effected by this Substitution Certificate pursuant to and for the purposes of clause 16.5 of the Agreement so as to take effect in accordance with the terms of such clause 16.5.

4.     The Substitute confirms:

       (a) that it has received a copy of the Agreement and all other documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

       (b) that it has not relied upon any statement, opinion, forecast or other representation or warranty made by the Existing Bank or any other party to induce it to enter into this Substitution Certificate;

       (c) that it has made and will continue to make, without reliance on the Existing Bank or any other Finance Party, and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of each Borrower and its Affiliates and its own independent investigation of the financial condition, prospects and affairs of each Borrower and its Affiliates in connection with the making and continuation of the Facility under the Agreement and the other Finance Documents;

       (d) that neither the Existing Bank nor any other Finance Party shall at any time be deemed to have had or have a duty or responsibility, either historically, initially or on a continuing basis, to provide the Substitute with any credit or other information with respect to any Borrower or any of its Affiliates whether coming into its possession before any Utilisation or at any time or times thereafter, other than (in the case of the Facility Agent) as provided in clause 19.1 of the Agreement;

       (e) that it has made and will continue to make its own assessment of the legality, validity, enforceability and sufficiency of the Agreement, any other Finance Document and this Substitution Certificate and has not relied and will not rely on the Existing Bank or any other Finance Party or any statements made by any of them in that respect;

       (f) that, accordingly, none of the Existing Bank nor any other Finance Party makes any representations or warranties in respect of, or shall have any liability or responsibility to the Substitute in respect of, any of the foregoing matters or any other matter referred to in clause 20 of the Agreement;

       (g)    that it is a Qualifying Bank; and

       (h) that it has signed an appropriate confidentiality undertaking issued by the Existing Bank.

5. The Substitute hereby undertakes to the Existing Bank, the Finance Parties, the Primary Borrower and each of the other parties to the Agreement that it will perform in accordance with its terms all those obligations which by the terms of the Agreement will be assumed by it after counter-signature of this Substitution Certificate by the Facility Agent.

6.     The  Substitute   irrevocably  and  unconditionally   guarantees  to  and
       indemnifies the Issuing Bank as required under clause 4.6 (Banks' Guarantee and Indemnity).

7. Without limiting the above paragraphs, nothing in this Substitution Certificate obliges the Existing Bank to:

       (a) accept any re-transfer from the Substitute of any of the rights, benefits and/or obligations hereby transferred; or

       (b) support any losses incurred by the Substitute by reason of any non-performance by the Primary Borrower or any other party to the Agreement or any of the Finance Documents or any document relating thereto of any of its obligations under the same.

8. This Substitution Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

Note: This Substitution Certificate is not a security, bond, note, debenture, investment or similar instrument.

AS WITNESS the hands of the authorised signatories of the parties to this Substitution Certificate on the date appearing below.

                                  The Schedule

THE FACILITY

Commitment ((pound))                               Portion Transferred ((pound))

     [____]                                               [____]

Contribution ((pound))     Next Maturity Date(s)   Portion Transferred ((pound))

     [____]                      [____]                    [____]


Transferor's share of                               Portion of Letters of Credit
outstanding Letters of Credit                       Transferred

     [____]                                               [____]

                      Administrative Details of Substitute

Lending Office:
Account for payments:
Telephone:
Telefax:
Attention:

[Existing Bank]                          [Substitute]
By: ...........                          By: .........
Date:                                    Date:

The Facility Agent
By:.........
Date:

on its own behalf and on behalf of all other parties to the Agreement (other than the Existing Bank)

                                   Schedule 6

                            Form of Deed of Accession

THIS DEED is made on                                                        199

BETWEEN

(1)    [            ] (the "Additional Obligor");

(2) Eastern Electricity plc (the "Primary Borrower") on behalf of itself, and each other Borrower (as defined in the Facilities Agreement referred to below); and

(3) [Chase Manhattan International Ltd] as agent (the "Facility Agent") (as defined in the Facilities Agreement referred to below).

WHEREAS

(A) This Deed is supplemental to the facilities agreement dated [ ] May 1998 made between among others Eastern Electricity plc as Primary Borrower and Chase Manhattan International Ltd as Facility Agent (the "Facilities Agreement", which expression shall include any amendments to it in force from time to time).

(B) The parties intend that [ ] shall accede to the Facilities Agreement as an Additional Guarantor [and Additional Borrower].

NOW THIS DEED WITNESSES:

1.     Accession of Additional Obligor

       [In consideration of the Banks through the Facility Agent agreeing to the Additional Borrower becoming an additional Borrower pursuant to clause
       24.1 (Additional Obligors) of the Facilities Agreement and] by the execution of this Deed the Additional Obligor agrees to observe and be bound by all of the terms and provisions of the Facilities Agreement to the extent that they apply to the Obligors as if it were an original party to the Facilities Agreement and, without limitation to the generality of the foregoing, to become a Guarantor and give the Guarantee in the form contained in schedule 9 (Terms of Guarantee).

2.     Interpretation

       This Deed shall be read as one with the Facilities Agreement so that any reference in it to "this Agreement" and similar expressions shall include and be deemed to include this Deed.

3.     Conditions precedent

       The obligations of the Facility Agent and each Bank in this Deed are subject to the condition that the Facility Agent has received all appropriate conditions precedent, as notified by the Facility Agent to the Primary Borrower in form and substance satisfactory to it including the following:

       (a) a certified copy of the Certificate of Incorporation and Memorandum and Articles of Association of the Additional Obligor in the form required by the Facility Agent together with certified copies of the minutes of the meetings of the members of the Additional Obligor adopting such changes to the memorandum and articles of the Additional Obligor as the Facility Agent shall have required, and a certificate of a director of the Additional Obligor confirming that such resolutions were duly and properly passed;

       (b) a certificate of a director of the Additional Obligor to the effect that the requisite resolutions of its board of directors in a form agreed with the Facility Agent have been duly and properly passed (1) authorising the execution, delivery and performance on behalf of the Additional Obligor of this Deed and (2) authorising a named person or persons specified in the board resolution and whose specimen signatures appear there to give any notices or certificates required in connection with it and confirming that such resolutions are still in effect and have not been varied or rescinded;

       (c) a copy, certified by a director of the Additional Obligor as being a true copy, of the resolutions of the board of directors of the Additional Obligor referred to in (b) above;

       (d) a certificate of a director of the Additional Obligor confirming that the aggregate of the Borrowings of the Additional Obligor (including the Facilities) do not or, as the case may be, would not if fully drawn, exceed any borrowing limit contained in the Additional Obligor's constitutional documents or in any trust deed or other agreement or instrument to which the Additional Obligor is a party.

4.     Notices

       The Additional Obligor's address for notices and demands under the Facilities Agreement is:

              Address:

              Telephone:

              Telefax:

              Attention:

6.     Governing Law

       This Agreement shall be governed by and construed in accordance with English law.

IN WITNESS whereof this Deed of Accession has been entered into as a Deed on the date above.

The Additional Guarantor [and Additional Borrower]

[Execution particulars - Additional Obligor to execute as a deed]

The Facility Agent

By:
on its own behalf and on behalf of
all the other parties to the Facility Agreement.

                                   Schedule 7

                          Terms of Borrowers' Indemnity


1. Each Borrower unconditionally and irrevocably undertakes to the Issuing Bank as follows:

       (a) each Borrower will at all times on demand indemnify the Issuing Bank against all actions, suits, proceedings, claims, demands, liabilities, damages, costs, expenses, losses and charges whatsoever (except those arising from the gross negligence or wilful misconduct of the Issuing Bank) in relation to or arising out of the Issue of any Letter of Credit and each Borrower will pay to the Facility Agent for the account of the Issuing Bank in immediately available funds and in the currency in which the relevant Letter of Credit is denominated the amount of all payments made (whether directly or by way of set-off, counterclaim or otherwise howsoever) and all losses, costs or expenses suffered or incurred from time to time by the Issuing Bank, arising under any liability which the Issuing Bank has incurred under the Issue of any Letter of Credit and any of the indemnities relating thereto;

       (b) the liability of each Borrower under this indemnity shall not be affected by any time being given or by anything being done by the Issuing Bank unless the same constitutes the gross negligence or wilful misconduct of the Issuing Bank.

2. Each of the Borrowers specifically releases and indemnifies the Issuing Bank against the consequences of:

       (a) the failure of the Issuing Bank or any other person to receive any telex or telephone message in a form in which it was despatched; and

       (b) any delay that may occur during the course of the transmission of any such message save in respect of any failure arising from the gross negligence or wilful misconduct of the Issuing Bank.

       3. (a) The obligations of any Borrower under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit and to repay any drawing under a Letter of Credit which is converted into Advances, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

              (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the relevant Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

              (iii) the existence of any claim, set-off, defence or other right that the relevant Borrower may have at any time against any beneficiary or any transferee of any

                     Letter of Credit (or any person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

              (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, (save where the Issuing Bank should decline to make payment under the terms of the Uniform Customs and Practice for Documentary Credits (1993) (ICC Publication No. 500 (the "UCPDC")) invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

              (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or transferee of any Letter of Credit, including any arising in connection with any voluntary or involuntary proceeding, process or arrangement under any law, regulation or procedure relating to insolvency in any jurisdiction including in relation to winding up, bankruptcy, administration, administrative receivership, receivership and management, receivership, judicial custodianship, judicial trusteeship or the appointment of a judicial conservator or other official or the reconstruction, rescheduling, readjustment, moratorium or suspension of payments of any Indebtedness;

              (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the relevant Borrower in respect of any Letter of Credit; or

              (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defence available to, or a discharge of, the relevant Borrower;

       (b) The obligations of each of the Borrowers under the Finance Documents shall not be affected in any way by reason of any time or other indulgence which may be granted:

              (i) to the Issuing Bank by any beneficiary of any Letter of Credit; or

              (ii) by the Issuing Bank to any person from whom it may seek reimbursement in respect of sums paid out by it under any Letter of Credit or any other obligation pursuant thereto or pursuant to this Agreement, as the case may be.

4. The Issuing Bank may, at any time, without affecting any security created by, pursuant to or in relation to this Agreement or the rights, powers and remedies conferred upon it by this Agreement, any such security or by law:

       (a) offer or agree to or enter into agreement for the extension or variation of the Issue of any Letter of Credit (provided it does so in accordance with written instructions of the relevant Borrower); or

       (b) offer or agree to give any time or other indulgence for any sums paid out by it under any Letter of Credit or any obligation pursuant to any Letter of Credit.

5. Any rights conferred on the Issuing Bank by this Agreement and by each document executed in relation to this Agreement shall be in addition to and not in substitution for or derogation of any other rights which the Issuing Bank may at any time have to seek from any person reimbursement of or indemnification against payments made or liabilities incurred under any Letter of Credit, any obligation pursuant thereto or to this Agreement.

6. Any satisfaction of obligations by any Obligor or any other person to the Issuing Bank or any discharge given by the Issuing Bank to any Obligor or any other person in respect of obligations under this Agreement or any related agreement between the Issuing Bank and any Obligor or any other person shall be, and be deemed always to have been, void if any act satisfying any of such obligations or on the faith of which any such discharge was given or any such agreement was entered into is subsequently avoided by law (otherwise than as a result of any act or default by the Issuing Bank).

7. Any Letter of Credit shall be considered to be outstanding until the later of:

       (a) its Expiry Date, or a reasonable time after its Expiry Date to allow for the presentation of documents through an advising bank; and

       (b) if, in the opinion of the Issuing Bank, its liability under the Letter of Credit does not expire on its stated Expiry Date or there is any doubt as to its Expiry Date, the date of return of the document evidencing the Issuing Bank's liability to the relevant beneficiary under any Letter of Credit.

8.     Each Borrower confirms and agrees that:

       (a) the Issuing Bank shall make any payment that appears to be duly requested or demanded in writing by any beneficiary under any Letter of Credit subject to its compliance (where applicable) with its obligations as Issuing Bank under the UCPDC regardless of whether or not the relevant Borrower shall be in any way in breach of any of its obligations under or by virtue of the transaction in connection with which the Letter of Credit was Issued and without making any further reference to the relevant Borrower or any investigation as to the bona fide nature, validity or genuineness of any such request or demand (unless, under applicable law, the Issuing Bank is under no obligation to make such payment), and

       (b) the liability of such Borrower hereunder and the right and obligation of the Issuing Bank to make such payment shall be in no way diminished or prejudiced if it should appear that, as between the relevant Borrower and that beneficiary, that beneficiary was not entitled for whatever reason to demand payment under the Letter of Credit or that such demand was not valid or genuine (subject as mentioned in paragraph 8(a) above).

                                   Schedule 8

                   Terms of Interbank Guarantee and Indemnity


1. Each Bank agrees to pay to the Facility Agent for the account of the Issuing Bank on demand made through the Facility Agent under clause 4.7 (Banks' Guarantee and Indemnity) to such account as the Facility Agent may have specified for the purpose in immediately available funds and in the currency in which the relevant Letter of Credit is denominated, its Proportion of:

       (a) any and every sum of money which the relevant Borrower shall from time to time be liable to pay to the Issuing Bank in respect of that Letter of Credit in full without set-off or counterclaim on the later of the date that the Issuing Bank has itself to make payment under the Letter of Credit (as notified by the Facility Agent to such Bank in the demand) and two Banking Days after receipt by such Bank of such demand; and

       (b) full cash cover for the Outstanding Contingent Liabilities under that Letter of Credit at any time after the Issuing Bank has become entitled to demand an indemnity through the Facility Agent in respect thereof from the relevant Borrower and which shall not have been paid at the time such demand is made.

2. Where a Bank makes a payment pursuant to paragraph 1 after the date on which the Issuing Bank makes the relevant payment under the Letter of Credit in question, such Bank shall pay on demand to the Issuing Bank its Proportion (as calculated in clause 4.7) of such amount as the Issuing Bank certifies as necessary to compensate it for funding the amount demanded in the interim.

3. No assurance, security or payment avoided under any law relating to bankruptcy, liquidation, insolvency, reconstruction or reorganisation or any similar laws and no release, settlement, arrangement or discharge which may have been given or made on the basis of any such assurance, security or payment shall prejudice or affect the right of the Issuing Bank to recover from each of the Banks to the full extent of their obligations under clause 4.7.

4. The obligations of each Bank under clause 4.7 shall not be impaired, affected or revoked by any act, omission, matter, thing or circumstance whatsoever which but for this provision might operate to release or exonerate such Bank from all or any part of its obligations under clause
       4.7 or reduce, impair or affect such obligations or cause all or any part of such obligations to be irrecoverable from or unenforceable against any Obligor or to discharge, reduce, affect or impair any of such obligations, including without limitation:

       (a) any time, waiver or indulgence granted to any person or the forbearance of the Issuing Bank in enforcing the obligations of any person under any Finance Document or in respect of any other guarantee, security, obligation, right or remedy;

       (b) the recovery of any judgment against any person or any action to enforce the same;

       (c) the taking of any other security from any person or the failure, refusal, or neglect to take, perfect or enforce, any rights, remedies or securities from or against any person or all or any part of the security constituted by any of the Finance Documents;

       (d) any alteration in the constitution of any Obligor or any defect in or irregular exercise of the borrowing or other powers of any person or any legal limitation, disability, incapacity or other circumstance relating to any person or any legal limitation, disability, incapacity or other circumstance relating to any person whether arising in relation to any Finance Document or otherwise howsoever;

       (e)    subject  to  clause  22.4  and  22.5  (Unanimous  consents),   any
              amendment or supplement to or variation of any L/C - Related Document or any other Finance Document;

       (f) the insolvency, bankruptcy, liquidation, reconstruction or reorganisation of, or analogous proceedings relating to any person or any composition or arrangement made by any of them with the Issuing Bank, any Bank or any other person or any transfer or extinction of any liabilities of any Obligor by any law, order regulation, decree, court order or similar instrument;

       (g) any irregularity, unenforceability or invalidity of any obligations of any person under any security or document (to the intent that such Bank's obligations under clause 4.7 shall remain in full force as if there were no such irregularity, unenforceability or invalidity);

       (h)    the occurrence of an Event of Default;

       (i) the existence of any claim, set-off defence or other right which any Obligor may have against any beneficiary of any Letter of Credit or any other person; or

       (j) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect.

5. The Issuing Bank shall be entitled to enforce the obligations of each Bank under clause 4.7 without making any demand on or taking any proceedings against or filing any proof of claim in any insolvency, winding up, dissolution or liquidation of any person or exhausting any right or remedy against any person or taking any action to enforce any part of the security constituted or evidenced by any of the Finance Documents.

6. The obligations of each Bank under clause 4.7 shall be continuing obligations and shall extend to the ultimate balance of the obligations referred to therein. If, for any reason, such obligations cease to be continuing obligations, the Issuing Bank may open a new account with or continue any existing account with any person and the liability of each Bank in respect of amounts guaranteed by it pursuant to clause 4.7 at the date of such cessation shall remain regardless of any payments in or out of any such account.

7. The Issuing Bank's rights under clause 4.7 shall be in addition to and shall be in no way prejudiced by any other rights of or security held by the Issuing Bank in relation to the obligations of any Obligor. The Issuing Bank's rights under clause 4.7 are in addition to and are not exclusive of those provided by law.

8. A certificate of the Issuing Bank as to any amount due to it from any Bank pursuant to clause 4.7 shall be conclusive (in the absence of manifest error).

                                   Schedule 9

                               Terms of Guarantee


1.     Each Guarantor irrevocably, unconditionally, jointly and severally:

       (a) as principal obligor, and not merely as surety, guarantees to each Finance Party prompt performance by each other Obligor of all its obligations under the Finance Documents and the payment when due of all sums from time to time payable to each Finance Party by each other Obligor;

       (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall forthwith on demand by the Facility Agent pay that amount as if that Guarantor instead of the relevant Borrower were expressed to be the principal obligor; and

       (c) indemnifies each Finance Party on demand against any loss or liability suffered by such Finance Party if any obligation guaranteed by that Guarantor is or becomes unenforceable, invalid or illegal.

2.     Continuing guarantee

       This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Obligors or any of them under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

3.     Reinstatement

       (a) Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part of any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this schedule 9 shall continue as if the discharge or arrangement had not occurred.

       (b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

4.     Waiver of defences

       The obligations of each Guarantor under this schedule 9 will not be affected by any act, circumstance, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this schedule 9 or prejudice or diminish those obligations in whole or in part, including without limitation (whether or not known to it or any other party):

       (a) any time, indulgence or waiver granted to, or composition with, any Obligor or other person;

       (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights or remedies against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of the full value of any security;

       (c) any legal limitation, disability, incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;

       (d) any variation (however fundamental and whether or not involving an increase in liability of any Obligor) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this schedule 9 (Guarantee) shall include each variation or replacement;

       (e) any unenforceability, illegality, invalidity or frustration of any obligation of any person under any Finance Document or any other document or security or any failure of any Obligor or proposed Obligor to become bound by the terms of any Finance Document;

       (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order, so that each such obligation shall, for the purposes of the Guarantor's obligations under this schedule 9 remain in full force and be construed as if there were no such act, circumstance, variation, omission, matter or thing.

5.     Immediate recourse

       Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from or file any proof or claim in any insolvency proceedings of any person before claiming from the Guarantor under this schedule 9.

6.     Appropriations

       Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

       (a) refrain from applying or enforcing any other monies, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

       (b) hold in an interest bearing suspense account any monies received from any Guarantor or on account of any Guarantor's liability under this schedule 9.

7.     Non-competition

       Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, no Guarantor shall, after a claim has been made or by virtue of any payment or performance by it under this schedule 9:

       (a) be subrogated to any rights, security or monies held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or monies received on account of that Guarantor's liability under this schedule 9 and, to the extent that any Guarantor is so subrogated or entitled by law, that Guarantor (to the fullest extent permitted by law) waives and agrees not to exercise or claim those rights, security or money or that right of contribution or indemnity;

       (b) claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf) unless otherwise required by the Facility
              Agent or by law (in which case any proceeds of any claim in respect of any rights, security or monies of any Finance Party to which such Guarantor was subrogated will be paid by such Guarantor to the Facility Agent to be applied in accordance with the provisions of the Finance Documents); or

       (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor (and without prejudice to the foregoing, each Guarantor shall forthwith pay to the Facility Agent for the benefit of the Finance Parties an amount equal to any amount so set-off by it).

       Each Guarantor shall hold in trust for and forthwith pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this schedule 9.

8.     Additional security

       This guarantee is in addition to and is not in any way prejudiced by any other security now or hereafter held by any Finance Party.

PRIMARY BORROWER

Signed for and on behalf of
Eastern Electricity plc

[Paul Marsh - Group Finance Director]
 ...................................



GUARANTOR

Signed for and on behalf of
Eastern Electricity plc

[Paul Marsh]
 ...................................



JOINT LEAD ARRANGERS

Signed for and on behalf of
Chase Manhattan plc
as Arranger

[Jane Ritchie]
 ...................................



Signed for and on behalf of
Lehman Brothers International (Europe)
as Arranger

[Julian Entwisle]
 ...................................



Signed for and on behalf of
Merrill Lynch Capital Corporation
as Arranger

[Steve Paras]
 ...................................

ORIGINAL BANKS

Signed for and on behalf of
The Chase Manhattan Bank
as Underwriter

[Jane Ritchie]
 ...................................



Signed for and on behalf of
Lehman Commercial Paper Inc
as Underwriter

[Christopher Ryan]
 ...................................



Signed for and on behalf of
Merrill Lynch Capital Corporation
as Underwriter

[Steve Paras]
 ...................................



ISSUING BANK

Signed for and on behalf of
The Chase Manhattan Bank
as Issuing Bank

[Jane Ritchie]
 ...................................



FACILITY AGENT

Signed for and on behalf of
Chase Manhattan International Limited
as Facility Agent

[Jane Ritchie]
 ...................................